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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE FIRST MARBLEHEAD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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    September 23, 2009

    Fellow Stockholders:

    Our 2009 annual meeting of stockholders will take place on Monday, November 16, 2009 at 10:00 a.m., local time, at the Harvard Club of New York City, 35 West 44th Street, New York, New York 10036. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

    Information concerning the matters to be considered and voted upon at the annual meeting is set out in the notice of 2009 annual meeting of stockholders and proxy statement. The proxy statement describes the matters and provides other information you may find useful in deciding how to vote.

    If you are a stockholder of record, we have enclosed a proxy card that enables you to vote on the matters to be considered at the meeting if you do not plan to attend in person. To vote, simply mark, sign and date your proxy card and mail it in the enclosed postage-paid envelope. If your shares are held in "street name"—that is, held for your account by a bank, broker, trust or other holder of record—you will receive instructions from the holder of record that you must follow for your shares to be voted.

    We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process will expedite stockholders' receipt of proxy materials, lower costs and reduce the environmental impact of our annual meeting. Stockholders receiving e-proxy materials have been sent a notice containing instructions on how to access our proxy statement and annual report over the Internet and how to vote.

    The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote.

    Thank you for your ongoing support and continued interest in The First Marblehead Corporation.

    Sincerely,

    Peter B. Tarr
     Chairman of the Board

THE FIRST MARBLEHEAD CORPORATION
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Monday, November 16, 2009
Place	Harvard Club of New York City 35 West 44th Street New York, New York 10036
Directions to the Harvard Club are available by visiting http://www.hcny.com/Default.aspx?p=DynamicModule&pageid=271248&ssid=140905&vnf=1
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect nine directors for terms to expire at the next annual meeting of stockholders;
(2) approve an amendment and restatement of our 2003 stock incentive plan;
(3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010; and
(4) transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on September 18, 2009.
Proxy Voting
It is important that your shares be represented and voted at the meeting. If you are a stockholder of record and do not plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting. If your shares are held in street name and you do not plan to attend the meeting, please follow the instructions provided by the holder of record to ensure that your shares are voted.
Website
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on November 16, 2009: This notice, the attached proxy statement and our 2009 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended June 30, 2009, are available on our website at www.firstmarblehead.com. In addition, you may access these materials at http://materials.proxyvote.com/320771, which does not have "cookies" that identify visitors to the site.

By order of the Board of Directors,

Gregory M. Woods Secretary

September 23, 2009
Boston, Massachusetts

THE FIRST MARBLEHEAD CORPORATION
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199

PROXY STATEMENT

For Our Annual Meeting of Stockholders to be held on November 16, 2009

        The First Marblehead Corporation, a Delaware corporation (referred to as "we," "us" or "First Marblehead" in this document), has furnished this proxy statement to you because our board of directors is soliciting your proxy to vote at our 2009 annual meeting of stockholders. The annual meeting will be held on Monday, November 16, 2009, at 10:00 a.m., local time, at the Harvard Club of New York City, 35 West 44th Street, New York, NY 10036. For information on how to obtain directions to attend the annual meeting and how to vote in person, please contact Investor Relations by emailing info@firstmarblehead.com or calling (800) 895-4283. If the annual meeting is adjourned for any reason, the proxies may be used at any adjournments of the annual meeting.

        This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions at the annual meeting, if you do not plan to attend in person.

        We are making this proxy statement and our annual report to stockholders for the fiscal year ended June 30, 2009 available to stockholders for the first time on or about September 28, 2009. Any reference to a fiscal year in this proxy statement means the fiscal year ended June 30.

        Our annual report on Form 10-K for fiscal 2009, as filed with the Securities and Exchange Commission, or SEC, including our audited financial statements, is available free of charge on our website at www.firstmarblehead.com or through the SEC's electronic data system at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you free of charge, either: write to Investor Relations, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199, or email Investor Relations at info@firstmarblehead.com.

 INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

        Holders of record of our common stock at the close of business on September 18, 2009 are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on September 18, 2009, we had 99,210,655 shares of our common stock outstanding.

        A list of stockholders of record entitled to vote will be available at the meeting. In addition, you may contact our Corporate Secretary, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from November 6, 2009 up to the time of the meeting.

Am I entitled to vote if my shares are held in "street name?"

        If the shares you own are held in "street name," notice of Internet availability of these proxy materials has been forwarded to you by the record holder of your shares, typically your bank or brokerage firm. You have the right to direct the record holder how to vote your shares, and the record holder is required to vote according to your instructions. To instruct your record holder how to vote your shares, please follow the directions the record holder provides to you. Many banks and brokerage firms solicit voting instructions over the Internet or by telephone.

        Under the rules of the New York Stock Exchange, if you do not give voting instructions to the record holder, it will be permitted to vote your shares with respect to certain "discretionary" items, but will not be permitted to vote your shares with respect to certain "non-discretionary" items. The election of directors (proposal one) and the ratification of the appointment of our independent registered public accounting firm (proposal three) are each considered discretionary items under the New York Stock Exchange rules. The amendment and restatement of our 2003 stock incentive plan (proposal two), however, is a non-discretionary item. Accordingly, if you do not give your record holder voting instructions with respect to proposal two, or if the record holder does not exercise its discretionary authority with regard to proposals one and three, your shares will be treated as "broker non-votes" on the particular matter.

        If your shares are held in street name, you are cordially invited to attend the annual meeting, but please bring an account statement or letter from the record holder that confirms you are the beneficial owner of those shares as of the record date. You may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares.

How may I vote if I am a stockholder of record?

        If you are a stockholder of record (i.e., you hold shares in your name in an account with our stock transfer agent, Computershare Trust Company, N.A.), you may vote your shares in person or by proxy:

  •
  to vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

  •
  to vote by proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card.

        The proxy card solicited by our board of directors provides stockholders the choice of voting for each of the director nominees or withholding votes for each of the nominees (proposal one), the choice of approving, disapproving or abstaining with respect to the proposal to amend and restate our 2003 stock incentive plan (proposal two) and the choice of approving, disapproving or abstaining with respect to the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010 (proposal three). If you indicate a choice on the proxy card with respect to any matter to be acted upon, the shares will be voted as specified. If you sign and return your proxy card and do not specify a choice, your shares will be voted according to the board of directors' recommendations, as indicated in this proxy statement.

How may I change my vote?

        If you are a stockholder of record, even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

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  send written notice to our Corporate Secretary, at our address above;

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  send us another signed proxy with a later date; or

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  attend the meeting, notify our Corporate Secretary that you are present, and then vote by ballot.

        If you own shares in "street name," the record holder of your shares should provide you with appropriate instructions for changing your vote.

 How many shares must be present to hold the annual meeting?

        In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote at the meeting, that is, at least 49,605,328 shares.

        Shares of common stock present in person or represented by proxy (including any "broker non-votes" and shares that abstain or provide no voting instructions with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

        If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

  Proposal One—Election of Directors

        Under our by-laws, directors will be elected by a plurality of the votes cast by our stockholders entitled to vote on the election. In other words, the nine nominees for director receiving the highest number of votes FOR election will be elected as directors, regardless of whether that number represents a majority of the votes cast.

  Proposal Two—Amendment and Restatement of Our 2003 Stock Incentive Plan

        Under our by-laws, the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the annual meeting and voting on the matter is needed to approve the amendment and restatement of our 2003 stock incentive plan. In addition, under the listing requirements of the New York Stock Exchange, the proposal must be approved by a majority of votes cast on the proposal, and the total votes cast on the proposal must represent over 50 percent in interest of all of our common stock outstanding as of the record date.

  Proposal Three—Ratification of Appointment of KPMG LLP

        Under our by-laws, the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the annual meeting and voting on the matter is needed to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

How will votes be counted?

        Each share of common stock will be counted as one vote. Neither votes withheld for a particular nominee nor broker non-votes will have an effect on the outcome of the election of directors. Under our by-laws, neither abstentions nor broker non-votes will have an effect on the outcome of proposal two or proposal three.

        For purposes of the listing requirements of the New York Stock Exchange, however, (1) abstentions will be considered votes cast, but not votes for, proposal two and (2) broker non-votes will not be considered votes cast, or votes for, proposal two. Under this treatment, for purposes of approval under applicable rules of the New York Stock Exchange, an abstention would be treated as a vote cast against proposal two and a broker non-vote would not affect the determination of whether a majority of votes were cast to approve the proposal and would also not be counted towards the determination of whether over 50 percent in interest of all of our common stock outstanding as of the record date was represented by the votes cast.

 How does the board of directors recommend that I vote?

        Our board of directors recommends that you vote:

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  FOR proposal one—to elect our nine nominees to the board of directors

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  FOR proposal two—to approve the amendment and restatement of our 2003 stock incentive plan

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  FOR proposal three—to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010

Will any other business be conducted at the annual meeting?

        Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting was September 7, 2009. If any other matter properly comes before the meeting, the persons named in the proxy card will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Who pays for the solicitation of proxies?

        We will bear the costs of soliciting proxies. In addition to solicitations by mail and via the Internet, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have requested banks, brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of the shares and request instructions for voting the shares. We will reimburse the banks, brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2010 annual meeting?

        Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2010 annual meeting and who wishes the proposal to be included in the proxy statement and proxy card for that meeting must submit the proposal in writing to: Corporate Secretary, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199, before May 26, 2010. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

        If you wish to present a proposal at the 2010 annual meeting, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice to us at the address noted above. Our by-laws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to November 16, 2010. However, if the 2010 annual meeting is scheduled to be held prior to October 27, 2010 or after January 15, 2011, your notice must be received no earlier than the 90th day prior to the 2010 annual meeting and no later than the close of business on the later of (1) the 60th day prior to the 2010 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2010 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting.

 DISCUSSION OF PROPOSALS

Proposal One: Election of Directors

        Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Stephen E. Anbinder, William R. Berkley, Dort A. Cameron III, Henry Cornell, George G. Daly, Peter S. Drotch, William D. Hansen, Daniel Meyers and Peter B. Tarr for election as directors. Our board has set the number of directors at nine.

        The persons named in the proxy card will vote to elect each of the nominees as a director, unless the proxy is marked otherwise. Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees is currently a director, and each has indicated a willingness to serve as director, if elected. If any nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

        On December 21, 2007, we entered into an Investment Agreement with affiliates of GS Capital Partners (the "Purchasers"). Under the terms of the Investment Agreement, as amended, and a related assignment agreement, GS Capital Partners VI Parallel, L.P. ("GS Parallel") has the right to nominate a representative of our board of directors for so long as the Purchasers collectively hold at least 100 shares of our common stock and other securities, certificates or instruments issued by us, any of our subsidiaries or any securitization trust sponsored, structured or administered by us or any of our subsidiaries that have an aggregate face value or purchase price of at least $25 million. GS Parallel's nominee must be reasonably acceptable to our nominating and corporate governance committee. GS Parallel has nominated Mr. Cornell to serve as a member of our board of directors.

        No director, or associate of any director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director is related by blood, marriage or adoption to any other director or executive officer.

        Our board of directors recommends a vote FOR each of the nominees.

  Director Nominees

        Set forth below are the names of each nominee for director, the year in which they first became a director, their ages as of August 31, 2009, their positions and offices with us, their principal occupations and business experience during the five years ended June 30, 2009, and the names of other public companies for which they serve as a director.

STEPHEN E. ANBINDER
Age: 71

        Stephen E. Anbinder is a co-founder of First Marblehead and has served as Vice Chairman of the Board of Directors since May 2002. Mr. Anbinder served as a consultant to us from June 2006 to December 2007, following his retirement as an employee. Mr. Anbinder previously served as our President from December 1995 to May 2002, Group Head, Capital Markets from 1992 to March 2003, and Treasurer, from May 2002 to June 2003. From 1980 to 1981 and from 1962 to 1969, Mr. Anbinder held positions with Scudder Stevens & Clark, an investment counseling firm, serving most recently as a Vice President and member of its investment policy committee. From 1970 to 1979, Mr. Anbinder served as a Managing Director of Dillon Read & Company, a securities brokerage firm, where he headed the fixed income capital markets group and was a member of the board of directors. Mr. Anbinder received a B.A. from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.

WILLIAM R. BERKLEY
Age: 63

        William R. Berkley has served as a director since December 1995, and as our Lead Director since January 2004. Mr. Berkley served as interim Chairman of the Board of Directors from September 2005 until October 2005. Mr. Berkley has served as Chairman of the Board of Directors and Chief Executive Officer of W. R. Berkley Corporation, a publicly held property casualty insurance company, since its formation in 1967. Mr. Berkley also serves as President and Chief Operating Officer of W. R. Berkley Corporation, positions he has held since 2000. Mr. Berkley also serves as Chairman of the Board or director of a number of private companies. These include Associated Community Bancorp, Inc., a bank holding company which owns all of the issued and outstanding capital stock of Connecticut Community Bank, N.A., a federally chartered commercial bank; Interlaken Capital, Inc., a private investment firm; and the American Insurance Association. Mr. Berkley is Vice Chairman of the Board of Trustees of New York University; Chairman of the Board of Overseers of The Leonard N. Stern School of Business of New York University; a Director of Georgetown University; and Chairman of the Board of Directors of Achievement First, a non-profit charter school management organization. Mr. Berkley received a B.S. from New York University and an M.B.A. from the Harvard Graduate School of Business Administration.

DORT A. CAMERON III
Age: 64

        Dort A. Cameron III has served as a director since December 1995. Mr. Cameron is a private investor who has served as the Managing Member of the Airlie Group, a money management firm, since 1994. From 1993 to 2000, Mr. Cameron served as Chairman of Entex Information Services, Inc., a provider of distributed computing infrastructure services and hardware. In 2003, Mr. Cameron founded The Airlie Opportunity Capital Management, L.P., a registered investment company, which manages hedge funds that invest in stressed and distressed high yield debt markets. Mr. Cameron currently serves as a Trustee Emeritus of Middlebury College and as Chairman of the Board of Directors of Eastern Montana Minerals, Inc. Mr. Cameron received an A.B. from Middlebury College.

HENRY CORNELL
Age: 53

        Henry Cornell has served as a director since January 2008. Mr. Cornell is a Managing Director of Goldman, Sachs & Co. He is the Chief Operating Officer of its Merchant Banking Division, which includes all of the firm's corporate, real estate and infrastructure investment activities, and a member of the global Merchant Banking Investment Committees. Mr. Cornell joined Goldman Sachs in 1984. Prior to joining Goldman Sachs, Mr. Cornell practiced law with Davis, Polk & Wardwell from 1981 to 1984 in New York and London. Mr. Cornell serves on the Board of Directors of Cobalt International Energy, Kinder Morgan, Inc., USI Holdings Corporation and McJunkin Red Man Corporation. Mr. Cornell is the Chairman of The Citizens Committee of New York City, Treasurer and Trustee of the Whitney Museum of American Art, a Trustee of Grinnell College (and Chairman of the Investment Committee), a member of The Council on Foreign Relations, Trustee Emeritus of the Asia Society, a Trustee and Chairman of the Investment Committee of the Japan Society and a member of Sotheby's International Advisory Board. Mr. Cornell received a B.A. from Grinnell College and a J.D. from New York Law School.

GEORGE G. DALY
Age: 68

        George G. Daly has served as a director since September 2002. Mr. Daly has served as Dean and Professor at the Robert Emmett McDonough School of Business at Georgetown University since November 2005. From 1998 to October 2005, Mr. Daly was the Albert Fingerhut Professor of Business Administration at the Leonard N. Stern School of Business of New York University. From 1993 to August 2002, he was the Dean of the Stern School. From 1983 to 1993, Mr. Daly served as Dean and Professor at the College of Business Administration at the University of Iowa. He has also served in senior posts in the federal government and as a consultant to the National Football League. Mr. Daly serves as a director of W. R. Berkley Corporation and Stamats Communications, Inc., a higher education marketing and consulting firm. Mr. Daly received an A.B. from Miami University of Ohio and an M.A. and Ph.D. from Northwestern University.

PETER S. DROTCH
Age: 67

        Peter S. Drotch has served as a director since October 2003. From 1975 to 2000, Mr. Drotch was a partner at PricewaterhouseCoopers LLP, an accounting firm, from which he retired in 2000. Mr. Drotch joined PriceWaterhouse in 1964. Mr. Drotch held a number of positions at PricewaterhouseCoopers, most recently leading the firm's services to the investment management industry in the Americas and serving as a member of the global leadership team for this industry services group, which provides services to investment advisors, banks, insurance companies, broker dealers, industrial corporations and governmental units with respect to their investment management operations. Mr. Drotch is a director and member of the Audit Committee, Contracts Committee and Investment Review Committee for Domestic Equities of ING Mutual Funds. He is a director, Chair of the Audit Committee and a member of the Finance and Governance Committees of Tufts Health Plan. His volunteer activities include service as a Trustee, Chair of the Financial Affairs Committee and a member of the Audit Committee of the University of Connecticut. Mr. Drotch received a B.S. in accounting from the University of Connecticut.

WILLIAM D. HANSEN
Age: 50

        William D. Hansen has served as a director since July 2003 and served as Chairman of our Advisory Council from July 2003 to April 2007. Mr. Hansen has served since July 2009 as President of Scantron Corporation, a firm providing assessment and survey solutions. From August 2005 to July 2009, Mr. Hansen served as Senior Managing Director of Chartwell Education Group, LLC, an education-related consulting firm. Mr. Hansen also served as the Chief Executive Officer of Chartwell Education Group, LLC from February 2009 to June 2009. From July 2003 to August 2005, Mr. Hansen served as the Senior Vice President and Managing Director of Affiliated Computer Services' Education Services Business, which provides business process and information technology services to commercial and government clients. From May 2001 to July 2003, Mr. Hansen served as the Deputy Secretary of the U.S. Department of Education, functioning as its Chief Operating Officer. From 1993 to 2001, Mr. Hansen was the President of the Education Finance Council, a trade association representing state-based student loan finance organizations. From 1981 to 1993, he held numerous senior executive positions, including Assistant Secretary for Management and Budget and Chief Financial Officer, at the U.S. Department of Education. He has served on numerous state and national boards and commissions on reforming elementary and secondary schools and increasing access to higher education, including the National Commission on the Cost of Higher Education. Mr. Hansen currently serves as a director of Student Loan Finance Corporation, CollegeNet and the College Access Foundation, and Chairman of the Board of Directors of Madison Education Group, LLC. Mr. Hansen received a B.S. from George Mason University.

DANIEL MEYERS
Age: 46

        Daniel Meyers is a co-founder of First Marblehead and has served as our Chief Executive Officer and President and as a director since September 1, 2008. Mr. Meyers served as our Chief Executive Officer and Chairman of the Board of Directors from our incorporation in 1994 until September 2005 and as our President from November 2004 to September 2005. From 1980 to 1991, Mr. Meyers was involved in arbitrage and derivatives trading at EF Hutton, Prudential Bache Securities, LF Rothschild Unterberg Towbin and Commodities Corporation. He currently serves as the Chair of the Board of the Curry School of Education Foundation at the University of Virginia. He is also currently a member of the International Institute for Strategic Studies and serves on the Board of the Forum for the Future of Higher Education. Mr. Meyers received an A.B. from Brandeis University and completed the Owner President Management Program at the Harvard Graduate School of Business Administration.

PETER B. TARR
Age: 58

        Peter B. Tarr has served as our Chairman of the Board of Directors since October 2005. Mr. Tarr served as our General Counsel from July 2005 to August 2008, and as Vice Chairman of the Board of Directors from August 2005 until his election as Chairman. From 1986 to June 2005, Mr. Tarr was a Senior Partner in the corporate law department at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, where he also served as a member of the Executive Committee. Mr. Tarr's practice focused on advising boards of directors on corporate governance, strategic transactions and public offerings of securities. Mr. Tarr received a B.A. from Yale College, an M.A.R. from Yale Divinity School and a J.D. from the University of Virginia School of Law.

Proposal Two: Approval of Amendment and Restatement of Our 2003 Stock Incentive Plan

        Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. In September 2009, our board of directors approved an amendment and restatement of our 2003 stock incentive plan, as amended, which we refer to in this proxy statement as the 2003 plan, to among other things, increase the number of shares of common stock reserved for issuance under the 2003 plan to 8,050,000. The amendment and restatement of the 2003 plan would also:

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  clarify language in the 2003 plan to explicitly prohibit repricing of options granted under the 2003 plan without stockholder approval;

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  provide that shares withheld by, or tendered to, us in connection with payment of the exercise price of an award or satisfaction of tax withholding obligations would not be added back into the pool of shares available for awards;

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  provide that the exercise price of options shall not be less than 100% of the fair market value of our common stock on the date the option is granted or on a future date, if the board of directors approves the grant of an option with an exercise price on a future date;

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  limit the duration of options to a term not to exceed ten years;

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  provide that no amendment of the 2003 plan that would require stockholder approval under the rules of the New York Stock Exchange may be made effective unless and until our stockholders approve such amendment and that if the New York Stock Exchange amends its corporate governance rules so that such rules no longer require stockholder approval of material revisions to equity compensation plans, then no amendment to the plan (a) materially increasing the number of shares authorized under the 2003 plan, (b) expanding the types of awards that may be granted under the 2003 plan or (c) materially expanding the class of participants eligible to participate in the 2003 plan shall be effective without stockholder approval.

        As of September 18, 2009, we had a total of 99,210,655 shares of common stock outstanding. We adopted the 2003 plan in September 2003 and currently have 4,050,000 shares of common stock reserved for issuance under the 2003 plan. As of September 18, 2009, 783,037 shares of common stock were subject to options and restricted stock unit awards outstanding under the 2003 plan. In April 2009, our board of directors approved an aggregate grant of 2,343,000 restricted stock units as part of an employee retention plan, subject to the approval of the U.S. Office of Thrift Supervision, or OTS, and the Federal Deposit Insurance Corporation, or FDIC. We have sought but have not received such approval. If these grants were made, we would have only 923,963 shares available for future grant under the 2003 plan. Our board of directors believes that the proposed amendment and restatement is necessary to assure that First Marblehead will have a sufficient reserve of common stock available for future grants under the 2003 plan.

        Our board of directors believes that the amendment and restatement of our 2003 plan is in the best interests of both First Marblehead's stockholders and First Marblehead and recommends a vote "FOR" the amendment and restatement.

  Description of the 2003 Plan

        The following is a brief summary of the 2003 plan, as amended and restated. The following summary is qualified in its entirety by reference to the 2003 plan, as amended and restated, a copy of which is attached to this proxy statement as Annex A.

  Types of Awards

        The 2003 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the code, non-statutory stock options, restricted stock and other stock-based awards as described below, which we refer to collectively as awards.

        Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date the option is granted; provided that if the board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the fair market value of our common stock on such future date. Each option shall be exercisable at such times and subject to such terms and conditions as the board of directors may specify in the applicable option agreement; provided, however, that no option will be granted with a term in excess of ten years. The 2003 plan permits the following forms of payment of the exercise price of options: (1) payment by cash or check, (2) a "cashless exercise" through a broker, unless our board of directors provides otherwise in an option agreement, (3) subject to certain conditions, delivery to First Marblehead of shares of our common stock, (4) subject to certain conditions, delivery to First Marblehead of a promissory note, (5) any other lawful means as our board of directors may determine, or (6) any combination of these forms of payment. All of the shares authorized under the 2003 plan may be granted as incentive stock options.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of First Marblehead to repurchase all or part of such shares for their issue price or other stated or formula price (or to require forfeiture of such shares if issued at cost) from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

        Other Stock-Based Awards.    Under the 2003 plan, our board of directors has the right to grant other awards based upon our common stock having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of securities convertible into common stock. Our board of directors has granted and may in the future grant restricted stock unit awards, which entitle the recipient to receive shares of common stock to be delivered at the time such shares vest, or a future date later than vesting, pursuant to the terms and conditions established by our board of directors.

  Transferability of Awards

        Except as the board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant.

  Eligibility to Receive Awards

        Employees, officers, directors, consultants and advisors of First Marblehead and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the 2003 plan. Under present law, however, incentive stock options may only be granted to employees of First Marblehead and its subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2003 plan may not exceed 1,200,000 shares per calendar year.

  Plan Benefits

        As of September 18, 2009, in excess of 220 persons were eligible to receive awards under the 2003 plan, including our three executive officers and seven non-employee directors. The granting of awards under the 2003 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

        Since adoption of the 2003 plan through September 18, 2009, we granted the following options or restricted stock units under the 2003 plan to the individuals and groups listed below. In all cases, the securities underlying such options or restricted stock units are shares of our common stock. Restricted stock unit awards generally vest in annual installments over three to five years. We did not grant any restricted stock unit awards to our named executive officers or employee directors in fiscal 2009, and we granted 3,000 stock units to each of our non-employee director nominees pursuant to our annual director compensation plan. See "Information About Our Executive Officers—Compensation of Our Directors." The table below reflects an aggregate of 107,870 performance-based restricted stock units granted in August 2007 that were subsequently cancelled when the performance targets were not achieved for fiscal 2008. The table also reflects a stock option granted to Mr. Meyers in August 2005 that expired in December 2005. All share and per share information in this proxy statement give effect to a three-for-two stock split of our common stock that was effected in the form of a dividend in December 2006.

Name and Principal Position	Weighted Average Exercise Price	Total Shares Subject to Options	Weighted Average Closing Price as of Date of Restricted Stock Unit Grant	Total Shares Subject to Restricted Stock Units
Daniel Meyers(1) Chief Executive Officer and President	$50.00	1,200,000	$—	—
Jack Kopnisky Former Chief Executive Officer, President and Chief Operating Officer	—	—	21.23	175,000
Kenneth Klipper Managing Director, Chief Financial Officer, Chief Accounting Officer and Treasurer	—	—	33.66	22,562
John A. Hupalo Former Senior Executive Vice President, Chief Financial Officer and Group Head, Capital Markets	—	—	27.69	67,500
Peter B. Tarr Chairman of the Board of Directors	—	—	23.78	244,876
Anne P. Bowen Former Executive Vice President and Chief Administrative Officer	—	—	32.62	52,500
Greg D. Johnson Former Executive Vice President and Chief Administrative Officer	—	—	40.23	20,500
All current directors who are not executive officers, as a group	—	—	28.35	54,000
All current executive officers, as a group(2)	—	—	24.61	267,438
All associates of any director, executive officer or director nominee	—	—	10.59	6,000
All employees who are not executive officers, as a group	—	—	32.10	759,143

(1)
Excludes stock options granted to Mr. Meyers under the 2008 Meyers' Option Plan.

(2)
Excludes Mr. Kopnisky, who left our company in August 2008, and Messrs. Hupalo and Johnson, and Ms. Bowen, who left our company in September 2008.

  Administration

        The 2003 plan is administered by the board of directors. The board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2003 plan. It may correct any defect, supply any omission or reconcile any inconsistency in the 2003 plan or any award in order to carry the 2003 plan into effect. Pursuant to the terms of the 2003 plan, the board of directors may delegate authority under the 2003 plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized the compensation committee to exercise all rights, authority and functions of the board of directors under the 2003 plan, including, without limitation, the authority to interpret the terms of the 2003 plan and to grant options and make other stock awards under the 2003 plan, provided that the compensation committee is not authorized to amend the terms of the 2003 plan.

        The compensation committee has established a subcommittee composed entirely of two or more directors who meet the criteria of "outside director" under Section 162(m) of the code, which we refer to as the Section 162(m) subcommittee. The members of the Section 162(m) subcommittee are Messrs. Daly and Hansen. This subcommittee has the responsibility for making grants of cash and equity awards that are intended to qualify as performance-based compensation under Section 162(m) of the code.

        Subject to any applicable limitations contained in the 2003 plan, the board of directors, the compensation committee, the Section 162(m) subcommittee or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

  •
  the number of shares of common stock covered by options and the dates upon which such options become exercisable;

  •
  the exercise price of options;

  •
  the duration of options; and

  •
  the number of shares of common stock subject to any restricted stock award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase (or forfeiture), issue price and repurchase price.

        The board of directors is required to make appropriate adjustments in connection with the 2003 plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, combinations of shares, reclassification of shares, recapitalizations, spin-offs and other similar changes in capitalization. The 2003 plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

  •
  any merger or consolidation of First Marblehead with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property; or

  •
  any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction.

        In connection with a reorganization event, the board of directors or the compensation committee will take any one or more of the following actions as to all outstanding options on such terms as the board or the compensation committee determines:

  •
  provide that options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

  •
  upon written notice, provide that all unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice; and

  •
  in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to an optionholder equal to (1) the acquisition price times the number of shares of common stock subject to the holder's options (to the extent the exercise price does not exceed the acquisition price) minus (2) the aggregate exercise price of all the holder's outstanding options, in exchange for the termination of such options.

        In connection with a reorganization event, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of our successor and will apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as applied to the common stock subject to the restricted stock award. The board of directors or compensation committee will specify the effect of a reorganization event on any other award granted under the 2003 plan at the time of the grant of the award.

        In connection with a liquidation or dissolution of First Marblehead, the board of directors will upon written notice to the participants provide that all then unexercised options will (1) become exercisable in full as of a specified time at least 10 business days prior to the effective date of the liquidation or dissolution and (2) terminate effective upon the liquidation or dissolution, except to the extent exercised before such effective date. The board of directors may specify the effect of a liquidation or dissolution on any restricted stock award or other award granted under the 2003 plan at the time of the grant of the award. Our board may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        For purposes of counting the number of shares available for the grant of awards under the 2003 plan:

  •
  all shares of common stock covered by independent stock appreciation rights, or SARs, will be counted against the number of shares available for the grant of awards; provided, however, that independent SARs that may be settled only in cash will not be so counted;

  •
  if any award (1) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (2) results in any common stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such award will again be available for the grant of awards; provided, however, in the case of incentive stock options, subject to any limitations under the code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR will be counted against the shares available under the 2003 plan in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle the SAR upon exercise;

  •
  shares of common stock delivered (either by actual delivery, attestation, or net exercise) to us by a participant to (1) purchase shares of common stock upon the exercise of an award or (2) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards; and

  •
  shares of common stock repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

        In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on terms as our board deems appropriate in the circumstance, notwithstanding any limitations on options contained in the 2003 plan.

        Unless such action is approved by our stockholders:

  •
  no outstanding option granted under the 2003 plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than certain adjustments pursuant to the 2003 plan); and

  •
  the board of directors may not cancel any outstanding option (whether or not granted under the 2003 plan) and grant in substitution for the option new awards under the 2003 plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

  Amendment or Termination

        No award may be made under the 2003 plan after September 14, 2013, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2003 plan. No amendment that would require stockholder approval under the rules of the New York Stock Exchange may be made effective unless and until our stockholders approve such amendment; and if the New York Stock Exchange amends its corporate governance rules so that such rules no longer require stockholder approval of material revisions to equity compensation plans, then, from and after the effective date of such amendment to the New York Stock Exchange rules, no amendment to the 2003 plan (1) materially increasing the number of shares authorized under the 2003 plan (other than in connection with certain changes in capitalization of First Marblehead as described above), (2) expanding the types of awards that may be granted under the 2003 plan, or (c) materially expanding the class of participants eligible to participate in the 2003 plan shall be effective unless and until our stockholders approve such amendment.

  Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the code regarding nonqualified deferred compensation.

  Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our 50% or more-owned subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Non-statutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Non-statutory Stock Options

        A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Units

        A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. The holding period for the stock begins on the day after the vesting date.

  Other Stock-Based Awards

        The tax consequences associated with any other stock-based award granted under the 2003 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

  Tax Consequences to Us

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the code.

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

        Our audit committee, consisting of independent members of our board of directors, has appointed the firm of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2010. KPMG LLP has been our independent registered public accounting firm since our inception in 1991. Although stockholder approval of the appointment of KPMG LLP is not required by our by-laws or other applicable legal requirements, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the meeting, our audit committee will reconsider this appointment. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the audit committee believes a change would be in our and our stockholders' best interests.

        We expect representatives of KPMG LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

        Our board of directors recommends a vote FOR this proposal.

  Fees and Services

        The following table sets forth the fees billed to us by KPMG LLP for fiscal 2009 and fiscal 2008:

	Fiscal Year
Fee Category	2009	2008
Audit Fees(1)	$1,809,425	$2,080,000
Audit-Related Fees(2)	25,000	40,000
Tax Fees(3)	513,150	207,000
All Other Fees	—	—

Total Fees	$2,347,575	$2,327,000

(1)
Audit fees consist of fees for the audit of our consolidated financial statements, the stand-alone audit of our subsidiary Union Federal Savings Bank, the audit of our internal controls over financial reporting, the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." These services relate to employee benefit plan audits and accounting consultation concerning our subsidiary Union Federal Savings Bank.

(3)
Tax fees consist primarily of fees for tax compliance, tax advice and tax planning. Tax compliance services include primarily the preparation of tax returns and tax payment-planning services. Tax advice and tax planning services include assistance with tax audits, transaction support and tax allocation strategies.

  Pre-Approval Policy and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit, audit-related and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit, audit-related or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. The audit committee identifies the particular pre-approved services in detail and establishes a maximum dollar amount for each particular pre-approved service, which limit cannot be exceeded without obtaining further pre-approval.

        Our audit committee has also delegated to the chairman of the audit committee the authority to pre-approve any audit, audit-related or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

        Our audit committee pre-approval requirements have a limited exception for the provision of services, other than audit and audit-related services, by the independent registered public accounting firm if:

  •
  the aggregate amount of all such services is no more than 5% of the total amount paid by First Marblehead to the independent registered public accounting firm during the fiscal year in which the services are provided;

  •
  such services were not recognized by First Marblehead at the time of the engagement to be non-audit services; and

  •
  such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee or by the chairman of the audit committee.

        All of the audit fees, audit-related fees and tax fees for fiscal 2009 and fiscal 2008 were pre-approved.

INFORMATION ABOUT CORPORATE GOVERNANCE

Corporate Governance

        We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. In assessing and implementing our corporate governance practices, we have been mindful of the provisions of the Sarbanes-Oxley Act of 2002, SEC rules and listing standards of the New York Stock Exchange. We have also considered the policies and procedures identified as best practices by various authorities in corporate governance, as well as the practices of other public companies.

        We describe below our corporate governance structure and the key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters, code of conduct and statement of business ethics for directors are available on our website at www.firstmarblehead.com. Alternatively, you may request a copy of any of these documents by writing to Investor Relations, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199 or emailing Investor Relations at info@firstmarblehead.com.

Board of Directors

        Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the company. Our chief executive officer and our other executive officers are responsible for managing our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and elects our executive officers.

        Our board of directors met 14 times during fiscal 2009, including regular, special and telephonic meetings. Other than Jack Kopnisky, who served as a director until August 31, 2008, and Henry Cornell, each director who served as a director during fiscal 2009 attended at least 75% of the aggregate of: (1) the total number of board meetings held during the period of fiscal 2009 that he served as a director and (2) the total number of meetings held by all board committees on which he served during the period of fiscal 2009 that he served as a member of such committees. Mr. Cornell attended or was represented at 75% of such meetings.

        Our board of directors has appointed William R. Berkley as our lead director, to preside at all executive sessions of "non-management" directors, as defined under the rules of the New York Stock Exchange. In general, the agenda for every regularly scheduled board meeting provides for a meeting of non-management directors in executive session.

Board Independence

        Under the rules of the New York Stock Exchange, a director will only qualify as "independent" if our board of directors affirmatively determines that he has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our board of directors has established guidelines to assist it in determining whether a director has a material relationship with us. Under these guidelines, a director is not considered to have a material relationship with us if he is independent under Section 303A.02(b) of the NYSE Listed Company Manual, even if he:

  •
  is an executive officer of another company which is indebted to First Marblehead, or to which First Marblehead is indebted, unless the total amount of either company's indebtedness to the other is more than one percent of the total consolidated assets of the company at which he serves as an executive officer; or

  •
  serves as an officer, director or trustee of a charitable organization to which First Marblehead makes contributions, unless our discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization's total annual charitable receipts. First Marblehead's matching of employee charitable contributions would not be included in the amount of First Marblehead's contributions for this purpose.

        In addition, ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

        For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the board of directors who are independent.

        Applying the standards described above, our board of directors has affirmatively determined that the following directors are independent: William R. Berkley, Dort A. Cameron III, Henry Cornell, George G. Daly, Peter S. Drotch and William D. Hansen. In making the determination that these directors were independent, with regard to Messrs. Berkley, Cameron and Cornell, our other independent directors considered the relationships described under "Information About Our Executive Officers—Certain Relationships and Related Transactions—Related Person Transactions." After reviewing all such transactions, our other independent directors concluded that the amounts involved or the indirect nature of the relationships did not preclude an independence determination.

        All of the members of the board's three standing committees (as described below) are independent as defined under the rules of the New York Stock Exchange. Members of the audit committee must also satisfy a separate SEC independence requirement, contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us other than their directors' compensation.

Board Committees

        Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

        The members of the committees are as follows:

Audit	Compensation	Nominating and Corporate Governance
Peter S. Drotch (Chair)	Dort A. Cameron III (Chair)	William R. Berkley (Chair)
George G. Daly	William R. Berkley	Dort A. Cameron III
William D. Hansen	George G. Daly	George G. Daly
William D. Hansen

        Each committee operates under a charter that has been approved by our board of directors. A current copy of each committee's charter is posted on the governance section of our website, www.firstmarblehead.com, and is available in print to any stockholder who submits a written request to our Investor Relations department, including by email to info@firstmarblehead.com.

  Audit Committee

        The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures, as well as financial reporting issues and judgments made in connection with the preparation of the financial statements;

  •
  monitoring our internal controls over financial reporting, disclosure controls and procedures and code of conduct;

  •
  overseeing our internal audit function and reviewing, at least annually, the proposed internal audit plan, staffing, audit procedures and the coordination of the plan with the independent registered public accounting firm;

  •
  discussing our policies with respect to financial risk assessment and financial risk management;

  •
  establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the audit committee report required by SEC rules (which is included on page 23 of this proxy statement).

        Our board of directors has determined that Peter S. Drotch qualifies as an "audit committee financial expert." In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the New York Stock Exchange listing standards, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies. Mr. Drotch, like all of the other members of our audit committee, is an independent director.

        The audit committee met eight times during fiscal 2009.

  Compensation Committee

        The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  determining the compensation of our chief executive officer;

  •
  reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to the board with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis" (which is included beginning on page 25 of this proxy statement); and

  •
  preparing the compensation committee report required by SEC rules (which is included on page 34 of this proxy statement).

        The compensation committee met three times during fiscal 2009. During fiscal 2009, the Section 162(m) subcommittee met three times.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  overseeing an annual review with respect to management succession planning;

  •
  developing and recommending to the board corporate governance guidelines; and

  •
  overseeing an annual self-evaluation of the board and its committees.

        The nominating and corporate governance committee met four times during fiscal 2009.

Executive and Director Compensation Processes

        The compensation committee has implemented an annual performance review program for our executives. Within the first 90 days of each fiscal year, the Section 162(m) subcommittee determines a maximum incentive pool under our executive incentive compensation plan, selects classes of key employees eligible to receive annual incentive awards under the plan and allocates a maximum incentive pool percentage to each such class. Annual incentive awards under our executive incentive compensation plan are intended to qualify as "performance-based" compensation under Section 162(m) of the code. The Section 162(m) subcommittee is composed entirely of "outside directors" within the meaning of Section 162(m), and was established to satisfy the rules under Section 162(m) so that incentive compensation remains tax deductible to us, where feasible.

        During the first quarter following each completed fiscal year, the compensation committee evaluates individual and corporate performance against the goals for the completed fiscal year. This process leads to a recommendation by the chief executive officer for annual incentive awards, which may be paid in cash or equity, for each executive officer other than the chief executive officer and the chairman of the board, which is then reviewed and approved by the compensation committee or the Section 162(m) subcommittee, as appropriate. In the case of the chief executive officer and chairman of the board, individual performance evaluations are conducted by the Section 162(m) subcommittee, which determines their awards.

        During the first quarter following each completed fiscal year, the chief executive officer also makes recommendations with respect to annual salary, discretionary bonuses outside the executive incentive compensation plan and long-term incentives in the form of equity-based awards. As with the executive incentive compensation plan, this process leads to recommendations by the chief executive officer for each executive officer other than chief executive officer and the chairman of the board, which are then reviewed and approved by the compensation committee or the Section 162(m) subcommittee, as appropriate. In the case of the chief executive officer and chairman of the board, a review of salary, bonus compensation outside the executive incentive compensation plan and long-term incentives in the form of equity-based awards are conducted by the compensation committee or the Section 162(m) subcommittee, as appropriate, which determines their compensation changes and awards. For further discussion, see "Information About Our Executive Officers—Compensation Discussion and Analysis."

        The compensation committee has delegated to Mr. Meyers, our chief executive officer, and Mr. Tarr, our chairman of the board, the authority to make equity grants under our 2003 plan to our officers who are not executive officers, pursuant to a grant methodology established by the compensation committee from time to time. Equity grants in excess of amounts established under the grant methodology require approval of the compensation committee.

        The compensation committee has implemented a director compensation policy, pursuant to which non-employee directors receive automatic stock unit grants on September 20 of each year. Non-employee directors also receive director fees and reimbursement of expenses incurred to attend meetings. The compensation committee reviews this policy periodically and recommends changes as necessary. For further discussion, see "Information About Our Executive Officers—Compensation of Our Directors."

        The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Director Candidates

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the board. The nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board of directors' slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to exercise sound judgments in matters that relate to our current and long-term objectives. The nominating and corporate governance committee believes that nominees should be willing to contribute positively to our decision-making processes and typically should be able to serve for at least five years before reaching the age of 72. The committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        The nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by security holders. The board of directors believes that it is appropriate for us not to have such a policy in light of our stockholders' right under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or the board. Stockholders nominating director candidates must follow the procedures set forth under "Information About The Annual Meeting—How and when may I submit a proposal for the 2010 annual meeting?" in this proxy statement.

Communicating with the Non-Management Directors

        The board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our lead director, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate.

        Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director considers to be important for our directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which First Marblehead tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to: Lead Director, c/o Corporate Secretary, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities. These guidelines, which provide a framework for the conduct of the board's business, provide that:

  •
  the principal responsibility of the directors is to oversee the management of First Marblehead and, in doing so, serve the best interests of us and our stockholders;

  •
  a majority of the members of the board will be independent directors, except as may otherwise be permitted by New York Stock Exchange rules;

  •
  non-management directors will meet regularly in executive session;

  •
  directors have full and free access to our officers and employees and, as necessary and appropriate, the power to hire and consult with independent advisors without the advance approval of management;

  •
  new directors participate in a mandatory orientation program; and

  •
  at least annually the board and its committees conduct a self-evaluation to determine whether they are functioning effectively.

 Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that all directors are responsible for attending the annual meeting of stockholders. Seven of our nine directors then serving attended our 2008 annual meeting of stockholders.

Securities Authorized for Issuance Under Equity Compensation Plans

        We currently issue equity awards to our employees and non-employee directors under our 2003 plan. In addition, on August 18, 2008, we granted Mr. Meyers stock options to purchase up to 6,000,000 shares of our common stock under a separate plan, which we refer to as the 2008 Meyers' option plan. We do not intend to grant stock options under the 2008 Meyers' option plan in the future.

        We previously issued stock options to our non-employee directors under our 2002 director stock plan, which is described below. We do not intend to grant stock options under our 2002 director stock plan in the future. We also have a 2003 employee stock purchase plan, pursuant to which we have in the past issued and sold shares to our participating employees. In April 2008, our board of directors suspended the employee stock purchase plan indefinitely and terminated the six-month offering period that began on January 1, 2008.

        In accordance with SEC rules, the following table provides information, as of June 30, 2009, about the securities authorized for issuance under our 2003 plan, 2002 director stock plan and 2003 employee stock purchase plan, each of which was approved by stockholders, and the 2008 Meyers' option plan, which was not approved by stockholders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-average Exercise Price of Outstanding Options and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	388,656	16.27	(1)	3,839,268
Equity compensation plans not approved by security holders	6,000,000	11.33		—

Total	6,388,656	11.42		3,839,268

(1)
Amount is based on the weighted average exercise price of the 108,600 stock options outstanding on June 30, 2009. Restricted stock units, which have no exercise price, are excluded from this calculation.

(2)
In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2009, 3,265,714 shares under the 2003 plan may instead be issued in the form of restricted stock, restricted stock units, deferred stock units or other stock-based awards.

        See "—Executive Employment Agreements; Severance Agreements—Mr. Meyers" for a description of stock options granted pursuant to the 2008 Meyers' option plan.

Report of the Audit Committee of the Board of Directors

        Management is responsible for the preparation of First Marblehead's consolidated financial statements and for establishing and maintaining an adequate system of internal control over financial reporting for that purpose. KPMG LLP, as First Marblehead's independent registered public accounting firm, is responsible for performing independent audits, in accordance with standards established by the Public Company Accounting Oversight Board, or PCAOB, of First Marblehead's consolidated financial statements and the effectiveness of First Marblehead's internal control over financial reporting, and issuing reports thereon. The audit committee's responsibility is to monitor and provide independent, objective oversight of those processes.

        The audit committee met and held discussions with management and the independent registered public accountants to review and discuss all financial statements for fiscal 2009 prior to their issuance and to discuss significant accounting issues. The audit committee also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards, or SAS, No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. SAS No. 114 requires KPMG LLP to discuss with the audit committee, among other things, the following:

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of KPMG LLP regarding the reasonableness of those estimates;

  •
  methods used to account for significant unusual transactions and the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  First Marblehead's critical accounting policies and practices applied in its financial statements, and the assessment of KPMG LLP of management's disclosures regarding such policies and practices;

  •
  alternative treatments within generally accepted accounting principles for accounting policies and practices, and the judgments of KPMG LLP about the quality of First Marblehead's accounting policies as applied in its financial reporting; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the consolidated financial statements.

        KPMG LLP provided the audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor's communication with the audit committee concerning independence, which requires auditors annually to:

  •
  disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence;

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  confirm their perceived independence; and

  •
  engage in a discussion of independence.

        The audit committee discussed with KPMG LLP its independence with respect to First Marblehead, including a review of audit and non-audit fees and services, and concluded that KPMG LLP is independent.

        Based on its review of the audited consolidated financial statements, discussions with management and KPMG LLP, and its review of the representations and information provided by management and KPMG LLP, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in The First Marblehead Corporation's annual report on Form 10-K for fiscal 2009.

                      By the Audit Committee of the Board of Directors
                      Peter S. Drotch,                       Chair
                      George G. Daly
                      William D. Hansen

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        The compensation committee of our board of directors or the Section 162(m) subcommittee, as appropriate, oversees our executive compensation program. In this role, the compensation committee or the Section 162(m) subcommittee, as appropriate, reviews and approves the compensation of executive officers, including the chief executive officer and the other named executive officers, as defined below. In addition, the compensation committee or the Section 162(m) subcommittee, as appropriate, administers the 2003 plan and the 2008 Meyers' option plan, reviews and approves corporate goals and objectives relevant to compensation levels, makes recommendations to the board of directors with respect to compensation policies and practices, and seeks to ensure that total compensation paid to our executive officers is fair and market competitive.

  Executive Summary

        We made major changes in senior management during fiscal 2009. Mr. Meyers returned to First Marblehead as our President and Chief Executive Officer on September 1, 2008. Our compensation arrangements with Mr. Meyers differ from our historical model and were structured to link Mr. Meyers' compensation to objective financial achievements and stock price appreciation. Following Mr. Meyers' return, corporate reorganization and expense reduction initiatives resulted in the departures of our chief financial officer, chief administrative officer and chief marketing officer, as well as a number of non-executive employees. In light of our need to preserve capital, we sought to reduce the level of executive compensation to the minimum necessary to recruit new management, and retain existing management, capable of meeting the challenges facing First Marblehead.

        Executive compensation for fiscal 2009 generally consisted solely of annual base salary, which was $1.00 in the case of Mr. Meyers, and benefits. We did not make any broad merit-based salary increases, award any cash bonuses or issue any equity awards, other than stock options granted to Mr. Meyers in connection with his employment agreement. Our compensation philosophy is largely focused on rewarding executives for the overall financial success of the company, and we believe that the compensation committee's decisions were consistent with the objectives discussed below and the need to preserve liquidity in challenging market conditions.

  Objectives of Our Executive Compensation Program

        The primary objectives of the compensation committee with respect to executive compensation are to support future growth and long-term value creation for stockholders by:

  •
  encouraging proactive contributions by individuals and accountability for the overall financial success of the company;

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  rewarding executives for the achievement of specified business objectives without incentivizing excessive or inappropriate risk-taking;

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  attracting and retaining high caliber, experienced talent;

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  being viewed as fair by external stakeholders based on the value delivered by the management team; and

  •
  providing executives with an equity interest in First Marblehead so as to link a portion of the executives' compensation with the performance of our common stock.

        To achieve these objectives, the compensation committee annually reviews our compensation levels and the mix of the various components of compensation. The compensation committee analyzes the current total compensation target opportunity as well as pay decisions made by the committee in the past. Future compensation actions are made within the context of this analysis. The compensation committee does not employ separate compensation policies for individual business units of the company, and no business unit has a different compensation structure than other units.

        In making its assessments in the past, the compensation committee has used information from external consultants, data from industry surveys and comparable company proxy statements. In particular, the compensation committee has considered the compensation trends, practices and pay levels of a disclosed peer group, as well as pay data published in nationally recognized compensation surveys that included other financial services firms.

        Although the compensation committee continues to believe that it is important to review the compensation trends, practices and pay levels of peer organizations, the compensation committee generally did not consider such data, even as a supplemental point of reference, in considering compensation levels for fiscal 2009. Instead, the compensation committee considered primarily the short-term liquidity needs of the company, its overall cost reduction initiatives and the recommendations of management. The compensation committee also considered the broader employment environment, particularly in Massachusetts, for financial services firms with which we compete for talent. To further control costs, the committee did not engage any external compensation consultants for fiscal 2009.

  Components of our Executive Compensation Program

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual incentive award opportunity;

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  long-term incentive grants;

  •
  insurance, retirement and other employee benefits; and

  •
  severance and change of control benefits.

        On an annual basis, the compensation committee establishes a base salary for each executive and, when appropriate, awards cash bonuses and equity awards to executives to reward good performance and to incentivize continued improvement in performance. Our executive compensation program ties a substantial portion of each executive's total compensation target opportunity, in the form of annual incentive award bonuses, which may be paid in cash and/or equity securities, to our annual income from operations. The long-term incentive portion of our executive compensation consists of grants of stock options and restricted stock units that vest over time, which we believe helps to retain our executives, discourage inappropriate short-term risk-taking and align our executives' interests with those of our stockholders by allowing them to participate in longer term stock price appreciation. A significant element of total compensation for executives is based on incentives linked to company financial results and individual contributions to those results.

        In considering the elements of compensation as a whole, the compensation committee reviewed our business objectives for fiscal 2009, assessed our overall performance with respect to those business objectives and considered the performance and contribution of the individual executives. In particular, the compensation committee considered:

  •
  our financial performance, including a significant loss from operations;

  •
  our liquidity needs, including our continuing inability to access the capital markets and our need to preserve capital;

  •
  our operating performance, including diminished loan processing volume and our inability to complete a securitization transaction;

  •
  achievements in improving our short-term liquidity and business prospects, including reductions in operating costs, the closing of an equity offering, the development of a new loan program and the closing of a sale of the trust certificate of NC Residuals Owners Trust, which held residual interests in certain securitization trusts;

  •
  progress in managing the challenges of multiple reductions in force, changes in senior management, extreme capital markets dislocations, the bankruptcy of a former strategic partner and regulatory enforcement action;

  •
  banking regulatory constraints with regard to compensation resulting from our ownership of Union Federal Savings Bank; and

  •
  each executive's leadership and management contributions to our overall progress and results.

        We do not have any specific policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee determines subjectively what it believes to be the appropriate level and mix of the various compensation components consistent with our liquidity needs and the compensation philosophy to have a significant portion of our executive compensation be linked to the achievement of financial and business goals. The mix of compensation elements is intended to reward recent results and drive long-term corporate performance.

  Base Salary

        Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Each year, the compensation committee reviews and approves the base salary for each of our executive officers.

        Chief Executive Officer Salary.    Daniel Meyers succeeded Jack Kopnisky as our Chief Executive Officer on September 1, 2008. Mr. Kopnisky's annual base salary for fiscal 2009 was $750,000, following a voluntary reduction from $1,000,000 effective February 1, 2008. Under the terms of our employment agreement with Mr. Meyers, he receives an annual base salary of $1.00, provided that we accrue an amount equal to $1,000,000 per fiscal year without interest. This cumulative accrued compensation will be paid to Mr. Meyers, without interest, at the discretion of the compensation committee or at such time that we first generate for a fiscal year (after taking into account the accrual and payment of the accrued compensation): (1) positive cash flow from operations and (2) profit from operations. Following the fiscal year in which First Marblehead achieves such financial results, Mr. Meyers will receive a base salary of $1,000,000 per fiscal year.

        The compensation committee believed that Mr. Meyers was uniquely qualified to lead First Marblehead through the challenges facing it and, in recruiting him, negotiated compensation arrangements that have not been traditionally employed by the company. With regard to Mr. Meyers' annual base salary, the compensation committee sought a structure that would reduce the level of cash compensation to be paid to the Chief Executive Officer until the company returned to profitability, was keyed to specific, objective financial performance metrics and would be viewed as fair by external stakeholders. The compensation committee believes that the salary arrangement, together with the other elements of the compensation arrangement, appropriately incentivize Mr. Meyers and advance the objectives of our compensation program described above.

        Other Executive Officer Salaries.    The compensation committee did not increase the base salaries of any of our executive officers during fiscal 2009, other than Kenneth Klipper, who became our Chief Financial Officer during fiscal 2009. At the request of Peter Tarr, our Chairman, the compensation committee established Mr. Tarr's base salary at $800,000, effective as of August 1, 2008, consistent with the terms of his letter agreement dated June 10, 2005. Mr. Tarr's base salary for fiscal 2008 had been $1,000,000, although Mr. Tarr voluntarily reduced his salary to $750,000 effective February 1, 2008. In addition, our chief administrative officer and our chief marketing officer left the company on September 30, 2008 in connection with an organizational realignment. If these executive officers had remained with the company, we would have paid them an aggregate of $900,000 in base salaries for fiscal 2009.

        In setting base salaries for executives for fiscal 2009, the compensation committee's determinations were subjective. The compensation committee considered our financial and operating performance in fiscal 2008, the need to preserve capital resources, the business, financial and regulatory challenges facing First Marblehead in fiscal 2009, the nature and level of the individual's responsibilities in addressing those challenges, the individual's experience, level and performance, historical salary levels of the individual, the comparative salaries of other executives of First Marblehead and the compensation committee's understanding of the overall employment environment, particularly in Massachusetts, for financial services firms with which we compete for talent. For executive and non-executive officers reporting to Mr. Meyers, the compensation committee also considered recommendations made by Mr. Meyers.

        Mr. Klipper, who previously was a Senior Vice President, succeeded John Hupalo as our Chief Financial Officer. In recognition of the responsibilities that Mr. Klipper assumed as Chief Financial Officer, the compensation committee increased Mr. Klipper's base salary from $340,000 to $390,000, effective November 16, 2008. Mr. Hupalo's annual base salary for fiscal 2009 had been set at $550,000.

        The following table presents the annual base salaries for fiscal 2009 established by the compensation committee for our named executive officers:

Named Executive Officer	Salary for Fiscal 2009
Daniel Meyers	$1	(1)
Jack L. Kopnisky	750,000	(2)
Kenneth Klipper	390,000	(3)
John A. Hupalo	550,000	(4)
Peter B. Tarr	800,000
Anne P. Bowen	450,000	(5)
Greg D. Johnson	450,000	(6)

(1)
We accrue an amount equal to $1,000,000 per fiscal year that will be paid to Mr. Meyers, without interest, at the discretion of the compensation committee or at such time that we first generate for a fiscal year (after taking into account the accrual and payment of the accrued compensation) positive cash flow from operations and profit from operations.

(2)
Mr. Kopnisky served as a principal executive officer until his departure from the company on August 31, 2008.

(3)
Mr. Klipper's annual salary increased from $340,000 to $390,000 effective November 16, 2008.

(4)
Mr. Hupalo served as a principal financial officer until his departure from the company on September 30, 2008.

(5)
Ms. Bowen served as our Executive Vice President and Chief Administrative Officer until her departure from the company on September 30, 2008.

(6)
Mr. Johnson served as our Executive Vice President and Chief Marketing Officer until his departure from the company on September 30, 2008.

  Annual Incentive Awards Program

        We have an executive incentive compensation plan pursuant to which we grant annual incentive awards to our executives. In light of our financial results for fiscal 2009 and fiscal 2008, no annual incentive awards were made under the executive incentive compensation plan for fiscal 2009 or for fiscal 2008.

        The executive incentive compensation plan is administered by the Section 162(m) subcommittee and is designed to recognize and reward employees that make significant contributions toward our corporate performance, reflected by income from operations. Under the terms of the executive incentive compensation plan, the Section 162(m) subcommittee has the authority to make annual incentive awards in either cash or equity securities or a combination of cash and equity securities.

        Consistent with our "pay for performance" compensation philosophy, annual incentive awards pursuant to the executive incentive compensation plan reflect our corporate performance based on income from operations. Within the first 90 days of fiscal 2009, and after discussions with management, the Section 162(m) subcommittee established a maximum incentive pool under the executive incentive compensation plan, specified an objective financial performance threshold under the plan, selected classes of key employees eligible to receive annual incentive awards and allocated a maximum incentive pool percentage to each such class. In setting the financial performance threshold, the Section 162(m) subcommittee attempted to establish a goal that would be challenging for the corporation to achieve, particularly in light of fiscal 2008 performance and continued uncertainties in the capital markets, and viewed by external stakeholders as fair. In selecting plan participants and making plan allocations, the Section 162(m) subcommittee sought to incentivize those classes of senior management that the Section 162(m) subcommittee subjectively determined to be the most likely to contribute directly to the achievement of the corporate performance goal. The allocation of the bonus pool among plan participants reflected their expected contributions to meeting the corporate performance goal.

        The total maximum incentive pool was set at five percent of our fiscal 2009 income from operations, although no individual would be eligible to receive an annual incentive award unless our income from operations exceeded $100,000,000. Even if the corporate performance threshold were achieved, however, the Section 162(m) subcommittee determined that no individual would be eligible to receive an annual incentive award that exceeded 20% of the incentive pool, and no executive vice president (other than the senior executive vice president) or managing director would receive more than 7.0% of the incentive pool.

        The following table summarizes the executive incentive compensation plan for our named executive officers for fiscal 2009:

			Fiscal 2009 Equity Incentive Award Payment
Named Executive Officer	Maximum Percentage of Incentive Pool	Fiscal 2009 Cash Incentive Award Payment	Number of Shares Subject to Restricted Stock Units Granted	Market Value of Shares or Units of Stock
Daniel Meyers	20.0%	$0	0	$0
Jack L. Kopnisky	0.0	0	0	0
Kenneth Klipper	7.0	0	0	0
John A. Hupalo	12.0	0	0	0
Peter B. Tarr	15.0	0	0	0
Anne P. Bowen	7.0	0	0	0
Greg D. Johnson	7.0	0	0	0

        The compensation committee believes that the executive incentive compensation plan should be the principal incentive program for providing cash bonus opportunities to our executives. The compensation committee, however, has the authority to award discretionary bonuses outside of the executive incentive compensation plan. The compensation committee did not exercise such discretion in either fiscal 2009 or fiscal 2008 in light of our financial performance.

  Long-Term Incentive Program

        Our equity award program is the primary vehicle for offering long-term incentive compensation to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives with those of our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period, as well as our goal of discouraging inappropriate short-term risk-taking because the awards pay out over a period of years.

        All equity awards to our executives are approved by the compensation committee, the board of directors or the Section 162(m) subcommittee, as appropriate. In determining the timing and size of equity grants to our executives, we generally consider the following:

  •
  our company performance;

  •
  the applicable executive's performance;

  •
  the level of cash compensation paid to the executive;

  •
  the amount of equity previously awarded to the executive and the vesting of such awards; and

  •
  the recommendations of management and market data.

        Historically, we have tended to grant restricted stock units to executives rather than stock options. Each restricted stock unit represents the right to receive one share of our common stock upon vesting, and we generally granted restricted stock unit awards at no cost to the executive. Because the shares have a built-in value at the time the restricted stock unit grants were made, we generally granted significantly fewer shares of restricted stock units than the number of stock options we would grant for a similar purpose. Notwithstanding our historical practice, the compensation committee determined that a grant of stock options, rather than restricted stock units, to Mr. Meyers would more appropriately incentivize him upon his return to First Marblehead and would be more favorably regarded by our stakeholders.

        The restricted stock units that we have granted to our executives generally vest in annual installments over three to five years. Typically, the vesting of the restricted stock units would accelerate in the following circumstances:

  •
  if the executive's employment with us is terminated by reason of death or disability, the award would be fully vested;

  •
  if the executive's employment with us is terminated by us for a reason other than cause, as defined in the restricted stock unit agreement, then the number of restricted stock units which would be vested will be determined as though the executive's employment had terminated on the day that follows the anniversary of the vesting start date that next follows the date of actual termination; and

  •
  if on or prior to the second anniversary of the date of the consummation of a reorganization event, as defined in the restricted stock unit agreement, the recipient's employment with us is terminated by the recipient for good reason, as defined in the restricted stock unit agreement, or is terminated by us or our successor without cause, as defined in the restricted stock unit agreement, the award would be fully vested.

        In the event the recipient engages in a competitive action, as defined in the restricted stock unit agreement, all of the restricted stock units and all shares issuable upon vesting of all restricted stock units would be immediately forfeited. Prior to the vesting of a restricted stock unit, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including voting rights and the right to receive dividends or dividend equivalents.

        We typically have made an initial equity award of restricted stock units to new executives and annual equity grants. Annual equity awards to our executives were considered and granted as determined by the compensation committee in conjunction with the review of individual performance. This review takes place at the regularly scheduled meeting of the compensation committee held in the first quarter of each fiscal year. The compensation committee reviews all components of the executive's compensation when determining annual equity awards to ensure that an executive's total compensation conforms to our overall philosophy and objectives. No equity awards were made as a result of the compensation committee review conducted in the first quarters of fiscal 2009 or fiscal 2010. As discussed below, the board of directors and the compensation committee, however, considered an "off-cycle" grant during fiscal 2009 as part of an employee retention plan.

        Restricted Stock Units—Employee Retention Plan.    During fiscal 2009, we did not issue any restricted stock units to employees, largely due to constraints imposed by our banking regulators. In April 2009, our board of directors approved an aggregate grant of 2,343,000 restricted stock units to our employees, including our executive officers, as part of an employee retention plan, subject to approval of the OTS and the FDIC. We have sought but have not received such approval.

        We have not paid cash bonuses or retention awards, implemented any broad merit-based salary increases or granted equity awards since September 2007, other than the stock options awarded to Mr. Meyers in August 2008, which are further described below. Over the ensuing months, we reduced headcount by more than 800 employees. Management and the compensation committee believe that restricted stock unit grants will be critical to retaining and motivating key employees, particularly in light of our continuing need to limit salaries and bonuses, and the limited equity awards previously granted to many of our key employees. We believe that restricted stock unit grants would reward progress made during fiscal 2009 and incentivize continued progress, in a manner that would be consistent with our overall compensation objectives and enable us to conserve our capital. As a result, we intend to grant restricted stock units to employees, including executive officers, in fiscal 2010 following receipt of applicable regulatory approvals.

        Stock Options—2008 Meyers' Option Plan.    In connection with Mr. Meyers' employment, the Section 162(m) subcommittee approved the grant on August 18, 2008 of stock options to Mr. Meyers to purchase:

  •
  2,000,000 shares of common stock, at an exercise price of $6.00 per share, that will vest and become exercisable as to 25% of the shares underlying the stock option on each of the first, second, third and fourth anniversaries of the grant date;

  •
  2,000,000 shares of common stock, at an exercise price of $12.00 per share, that vested and became exercisable in full on November 30, 2008;

  •
  2,000,000 shares of common stock, at an exercise price of $16.00 per share, that vested and became exercisable in full on November 30, 2008.

        Any of Mr. Meyers' unvested stock options will vest and become exercisable in full (1) if the closing sale price of our common stock is at least 150% of the exercise price of the applicable option for a period of five consecutive trading days (assuming the trading on each day is not less than 90% of the average daily trading volume for the three months prior to such five day period), (2) in the event of Mr. Meyers' death or disability, as defined in his employment agreement, or (3) in the event that Mr. Meyers' employment is terminated by us without cause, as defined in his employment agreement, or by Mr. Meyers with good reason, as defined in his employment agreement. Each of the stock options will expire ten years from the grant date. These stock options were not granted under any of our existing stockholder-approved incentive plans.

        The Section 162(m) subcommittee granted Mr. Meyers stock options rather than restricted stock units in order to link the value of awards to stock price appreciation rather than merely time-based vesting, consistent with the corporation's desire to incentivize Mr. Meyers to deliver long-term value to our stockholders. For the same reason, the exercise prices of the stock options significantly exceeded the fair market value of our common stock on the date of grant.

  Benefits and Other Compensation; Air Travel Policy

        Executives are eligible for the same broad-based benefits that are provided to all employees, including health and dental insurance, life and accidental death and dismemberment insurance, disability insurance, medical and dependent care flexible spending accounts, tuition reimbursement, 401(k) plan and an employee assistance plan. With respect to 401(k) contributions, we match employee contributions dollar for dollar up to 6% of the employee's compensation and vesting is immediate. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

        In limited circumstances, we have awarded cash signing bonuses or reimbursement of relocation expenses when executives first join us. We made no such awards during fiscal 2009. Such cash signing bonuses or reimbursement of expenses typically must be repaid in full if the executive voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus or reimbursement of expenses is paid and the amount of the bonus or reimbursement of expenses is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment or to create additional incentive for an executive to join our company in a position where there is high market demand.

        The board of directors has adopted an on-demand air transportation policy that enables certain senior executive officers to authorize charter air transportation when significant advantages or savings over commercial airline travel may be realized in terms of time, money, security or productivity. In addition, we have entered into a time sharing agreement with Sextant Holdings, LLC, of which Mr. Meyers is the sole member and a manager, pursuant to which Sextant Holdings leases an aircraft to us from time to time on a non-exclusive time-sharing basis. Subject to an annual cap, we pay Sextant Holdings a lease fee, and applicable state and federal taxes, fees and charges, for each business-related flight conducted pursuant to the time sharing agreement. Under the time sharing agreement, the lease fee may not exceed the actual expenses of each specific flight as authorized by federal aviation regulations.

        Mr. Meyers is the most frequently traveled officer of the company and is often required to travel on short notice. The board of directors has determined that private air travel by Mr. Meyers in connection with the business of the company is integrally and directly related to his job performance as our Chief Executive Officer and President. As a result, we do not consider amounts reimbursed to Sextant Holdings pursuant to the time sharing agreement to be compensation to Mr. Meyers, or a perquisite. The nominating and corporate governance committee of the board of directors approved the reimbursement policy, and the related time sharing agreement, pursuant to our related party transaction policy. See "Information About Our Executive Officers—Certain Relationships and Related Transactions" for additional details.

  Employment Agreements and Severance/Change of Control Benefits

        Pursuant to employment agreements we have entered into with our executives, restricted stock unit agreements entered into with our executives pursuant to our 2003 plan and stock option agreements entered into with Mr. Meyers pursuant to our 2008 Meyers' option plan, certain of our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption "—Potential Payments Upon Termination or Change of Control" and

"—Executive Employment Agreements; Severance Agreements" below. In addition, we have followed a practice of providing severance benefits to employees, including executive officers, terminated without cause. These benefits have generally been structured based on the employees' job grade or classification and length of service. The payment of such benefits requires in certain circumstances the prior approval of the OTS and the FDIC. There have been instances in which we have not obtained such prior approval for certain severance payments. We are in the process of seeking retroactive approval from the OTS and the FDIC for such payments.

        We believe providing these benefits helps us compete for executive talent and may help us retain current key employees. While we do not believe that the provisions of a severance package would be a determinative factor in an executive's decision to join or leave First Marblehead, the absence of such package would present a competitive disadvantage in the market for talented executives. As such, we plan to seek prompt OTS and FDIC approval, if required, of any severance payments we intend to make in the future.

        Generally, our practice in the case of change-of-control benefits has been to structure these as "double trigger" benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change of control. Our option agreements and restricted stock unit agreements under the 2003 plan generally provide that such award shall become immediately exercisable in full if, on or prior to the second anniversary of the consummation of a reorganization event, as defined in the 2003 plan, the participant's employment is terminated for good reason by the participant or is terminated without cause by us. We believe a "double trigger" benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

        Mr. Tarr's letter agreement provides that 43,975 of his remaining unvested restricted stock units will vest immediately upon a reorganization event, as defined in the 2003 plan, or upon termination without cause. While a "double trigger" change of control benefit has certain benefits as discussed above, a "single trigger" benefit was provided to Mr. Tarr when he joined the company in July 2005 because his position is oftentimes redundant after a change of control and such provision would reduce the cost of evaluating whether "good reason" was met thereby triggering a payment.

Tax and Accounting Considerations

        The Internal Revenue Service, pursuant to Section 162(m) of the code, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our chief executive officer and our officers (other than our chief executive officer and chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        The compensation that we pay to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the compensation committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. In fiscal 2006, we began accounting for stock based compensation under our 2003 plan and all predecessor plans in accordance with the requirements of Accounting Standards Codification, or ASC, 718, Compensation—Stock Compensation.

Compensation Committee Report

        The compensation committee has reviewed and discussed the section of this proxy statement entitled "Compensation Discussion and Analysis" with management. Based on this review and discussion, the compensation committee has recommended to the board of directors that such section be included in this proxy statement and incorporated by reference in The First Marblehead Corporation's annual report on Form 10-K for fiscal 2009.

By the Compensation Committee of the Board of Directors
Dort A. Cameron III, Chair William R. Berkley George G. Daly William D. Hansen

 Compensation of Our Executive Officers

        In accordance with SEC requirements, the following tables provide information regarding the compensation arrangements for:

  •
  all individuals serving as our principal executive officer during fiscal 2009;

  •
  all individuals serving as our principal financial officer during fiscal 2009;

  •
  our other most highly compensated executive officer serving as of June 30, 2009; and

  •
  our two most highly compensated individuals who were not serving as executive officers as of June 30, 2009.

We refer to these seven individuals collectively as our named executive officers, or NEOs.

Summary Compensation Table

Name and Principal Position	Year	Salary		Stock Awards(1)		Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Daniel Meyers(3)	2009	$1.00	(4)	$—		$2,848,251	$—	$10,496	(5)	$2,858,748
Chief Executive Officer and President
Jack L. Kopnisky(6)	2009	182,692		1,440,567	(7)	—	—	525,844	(8)	2,149,103
Former Chief Executive	2008	862,500		768,323		—	—	16,274	(9)	1,647,097
Officer, President and Chief Operating Officer	2007	800,000		682,817		—	2,500,000	87,021	(10)	4,069,838
Kenneth Klipper	2009	371,250		146,574		—	—	23,216	(11)	541,040
Managing Director, Chief Financial Officer, Chief Accounting Officer and Treasurer
John A. Hupalo(12)	2009	154,791		144,859	(13)	—	—	568,317	(14)	867,967
Former Senior Executive Vice	2008	545,833		330,766		—	—	17,155	(15)	893,754
President, Chief Financial Officer and Group Head, Capital Markets	2007	495,833		266,946		17,503	1,000,000	17,105	(16)	1,797,387
Peter B. Tarr(17)	2009	787,500		1,126,687		—	—	18,797	(18)	1,932,984
Chairman of the Board of	2008	862,500		1,092,138		—	—	17,973	(19)	1,972,611
Directors	2007	800,000		999,448		—	2,500,000	20,298	(20)	4,319,746
Anne P. Bowen(21)	2009	126,647		341,533	(22)	—	—	379,734	(23)	847,914
Former Executive Vice	2008	450,000		348,414		—	—	15,500	(24)	813,914
President and Chief Administrative Officer	2007	445,833		289,140		—	525,000	13,500	(24)	1,273,473
Greg D. Johnson(25)	2009	116,262		(73,858	)(26)	—	—	227,813	(27)	270,217
Former Executive Vice	2008	450,000		101,989		—	—	24,230	(28)	576,219
President and Chief Marketing Officer	2007	207,981		28,424		—	400,000	—		636,405

(1)
Amounts represent the compensation costs recognized in the statement of operations for the applicable fiscal year with regard to restricted stock units or stock options granted. These amounts do not reflect compensation actually received by the NEO, but rather expenses that we recognized in accordance with ASC 718, Compensation—Stock Compensation, which requires the estimated fair value of equity-based awards at grant date to be recognized by the employer over the service period based on the probable outcome of market, performance and service conditions.

(2)
Amounts represent performance-based cash incentive awards pursuant to our executive incentive compensation plan. The amounts earned based on fiscal 2007 performance were paid in fiscal 2008. A portion of the incentive award granted pursuant to our executive incentive compensation plan was awarded as equity following our fiscal 2007-year end.

(3)
Mr. Meyers joined our company as Chief Executive Officer and President, and as a director, in September 2008. Mr. Meyers did not receive any additional compensation in his capacity as a director.

(4)
We accrue an amount equal to $1,000,000 per fiscal year that will be paid to Mr. Meyers, without interest, at the discretion of the compensation committee or at such time that we first generate for a fiscal year (after taking into account the accrual and payment of the accrued compensation) positive cash flow from operations and profit from operations.

(5)
Represents reimbursement of parking expenses of $7,971, which includes a tax gross-up of $2,491, and life insurance premiums of $2,525 paid by us for the benefit of Mr. Meyers, which includes a tax gross-up of $386.

(6)
Mr. Kopnisky left our company in August 2008.

(7)
In connection with Mr. Kopnisky's separation, we agreed to accelerate the vesting of 125,000 restricted stock units. The acceleration of those restricted stock units, net of forfeitures of unvested restricted stock units, resulted in the recognition of $1,372,306 in compensation expense in fiscal 2009.

(8)
Represents accrued severance costs of $516,512, reimbursement of parking expenses of $9,125, which includes tax gross-ups of $2,405, and life insurance premiums of $207 paid by us for the benefit of Mr. Kopnisky.

(9)
Represents our contribution on behalf of Mr. Kopnisky to our 401(k) savings plan in an amount of $10,400 and reimbursement of parking expenses of $5,874, which includes a tax gross-up of $1,884.

(10)
Represents reimbursement of relocation expenses of $65,689, which includes a tax gross-up of $19,489, our contribution on behalf of Mr. Kopnisky to our 401(k) savings plan in an amount of $12,098, reimbursement of parking expenses of $6,798, which includes a tax gross-up of $2,838, and reimbursement of the personal use of a private airplane of $2,436.

(11)
Represents our contribution on behalf of Mr. Klipper to our 401(k) savings plan in the amount of $14,700, reimbursement of parking expenses of $7,490, which includes a tax gross-up of $2,330, and life insurance premiums of $1,026 paid by us for the benefit of Mr. Klipper.

(12)
Mr. Hupalo left our company in September 2008.

(13)
In connection with Mr. Hupalo's separation, we agreed to accelerate the vesting of 17,125 restricted stock units. The acceleration of those restricted stock units, net of forfeitures of unvested restricted stock units, resulted in the recognition of $81,062 in compensation expense in fiscal 2009.

(14)
Represents accrued severance costs of $566,333, reimbursement of parking expenses of $1,781, which includes a tax gross-up of $116, and life insurance premiums of $203 paid by us for the benefit of Mr. Hupalo.

(15)
Represents our contribution on behalf of Mr. Hupalo to our 401(k) savings plan in an amount of $13,800 and reimbursement of parking expenses of $3,355, which includes a tax gross-up of $1,075.

(16)
Represents our contribution on behalf of Mr. Hupalo to our 401(k) savings plan in an amount of $13,500 and reimbursement of parking expenses of $3,605, which includes a tax gross-up of $1,505.

(17)
Mr. Tarr did not receive any additional compensation in his capacity as a director.

(18)
Represents reimbursement of parking expenses of $9,125, which includes a tax gross-up of $2,405, our contribution on behalf of Mr. Tarr to our 401(k) savings plan in the amount of $7,350 and life insurance premiums of $2,322 paid by us for the benefit of Mr. Tarr.

(19)
Represents the value of our contribution on behalf of Mr. Tarr to our 401(k) savings plan in an amount of $12,099 and reimbursement of parking expenses of $5,874, which includes a tax gross-up of $1,884.

(20)
Represents the value of our contribution on behalf of Mr. Tarr to our 401(k) savings plan in an amount of $13,500 and the value of reimbursement of parking expenses of $6,798, which includes a tax gross-up of $2,838.

(21)
Ms. Bowen left our company in September 2008.

(22)
In connection with Ms. Bowen's separation, we agreed to accelerate the vesting of 13,500 restricted stock units. The acceleration of those restricted stock units, net of forfeitures of unvested restricted stock units, resulted in the recognition of $277,384 in compensation expense in fiscal 2009.

(23)
Represents accrued severance costs of $378,853, life insurance premiums of $581 paid by us for the benefit of Ms. Bowen and the value of our contribution on behalf of Ms. Bowen to our 401(k) savings plan in an amount of $300.

(24)
Represents our contribution on behalf of Ms. Bowen to our 401(k) savings plan.

(25)
Mr. Johnson joined our company in January 2007 and left our company in September 2008.

(26)
In connection with Mr. Johnson's separation, we agreed to accelerate the vesting of 1,719 restricted stock units. The compensation expense resulting from the acceleration of those stock units was more than offset by the reversal of expense for restricted stock units forfeited by Mr. Johnson.

(27)
Represents accrued severance of $226,233, reimbursement of parking expenses of $1,227, which includes a tax gross-up of $57, life insurance premiums in the amount of $203 and our contribution on behalf of Mr. Johnson to our 401(k) savings plan in an amount of $150.

(28)
Represents our contribution on behalf of Mr. Johnson to our 401(k) savings plan in an amount of $20,875 and reimbursement of parking expenses of $3,355, which includes a tax gross up of $1,075.

        See "—Executive Employment Agreements; Severance Agreements" below for a discussion of executive employment agreements, which set forth minimum base salaries and target bonuses and other terms of employment.

        See "—Compensation Discussion and Analysis" above for a discussion of annual incentive awards that may be granted pursuant to our executive incentive compensation plan.

        The table above does not include perquisites and other personal benefits, or property received by each of the NEOs that are, in the aggregate, less than $10,000 or are generally made available on a non-discriminatory basis to all of our employees. These benefits include health and dental insurance, life and accidental death and dismemberment insurance, disability insurance, medical and dependent care flexible spending accounts, tuition reimbursement and an employee assistance plan.

Fiscal 2009 Grants of Plan-Based Awards

					All Other Option Awards: Number of Shares of Stock or Units(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
						Exercise Price of Option Awards	Grant Date Fair Value of Option Awards(3)
	Grant Date
Name		Threshold(1)	Target	Maximum(1)
Daniel Meyers	8/18/08	—	$—	—%	2,000,000	$6.00	$4,572,820
	8/18/08	—	—	—	2,000,000	12.00	5,775,746
	8/18/08	—	—	—	2,000,000	16.00	5,843,194
	9/16/08	—	1,000,000	20	—	—	—
Jack L. Kopnisky	—	—	—	—	—	—	—
Kenneth Klipper	9/16/08	—	273,000	7	—	—	—
John A. Hupalo	9/16/08	—	550,000	12	—	—	—
Peter B. Tarr	9/16/08	—	800,000	15	—	—	—
Anne P. Bowen	9/16/08	—	315,000	7	—	—	—
Greg D. Johnson	9/16/08	—	315,000	7	—	—	—

(1)
Within the first 90 days of fiscal 2009, the Section 162(m) subcommittee established the total maximum incentive pool under our executive incentive compensation plan to be five percent of our fiscal 2009 operating results, specified an objective corporate performance threshold under the plan and allocated a maximum percentage of the incentive pool to certain classes of employees. Percentages shown reflect the maximum portion of the total incentive pool under the plan allocated to each NEO. Based on our fiscal 2009 operating results, as determined after June 30, 2009, no annual incentive awards were made under the executive incentive compensation plan.

(2)
Amounts shown reflect the number of stock options granted to Mr. Meyers upon his return to the company under the 2008 Meyers' option plan. We did not grant any other equity awards to our NEOs during fiscal 2009.

(3)
Amounts shown reflect the full grant date fair value of Mr. Meyers' stock options, computed in accordance with ASC 718.

        See "—Executive Employment Agreements; Severance Agreements" below for a discussion of executive employment agreements, which set forth minimum target bonuses and other terms of employment.

        The terms of Mr. Meyers' stock options are described under "—Executive Employment Arrangements; Severance Agreements" and "—Potential Payments Upon Termination or Change of Control."

 Outstanding Equity Awards at 2009 Fiscal Year End

	Option Awards
					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)
Name			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)		Market Value of Shares or Units of Stock That Have Not Vested(3)
Daniel Meyers	—	2,000,000	$6.00	8/17/18	—		$—
	2,000,000	—	12.00	8/17/18	—		—
	2,000,000	—	16.00	8/17/18	—		—
Jack L. Kopnisky	—	—	—	—	—		—
Kenneth Klipper	—	—	—	—	10,281	(4)(5)(6)	20,768
John A. Hupalo	—	—	—	—	—		—
Peter B. Tarr	—	—	—	—	100,450	(7)(8)	202,909
Anne P. Bowen	—	—	—	—	—		—
Greg D. Johnson	—	—	—	—	—		—

(1)
Amounts reflect the number of shares of common stock underlying stock options. We do not pay dividends in respect of vested or unvested stock options.

(2)
Amounts reflect the number of shares of common stock underlying restricted stock units. Each restricted stock unit represents the right to receive one share of our common stock on the applicable vesting date. We do not pay dividends in respect of unvested restricted stock units.

(3)
The reported market value was calculated by multiplying $2.02, the closing price per share of our common stock on the New York Stock Exchange on June 30, 2009, by the number of shares of our common stock underlying the restricted stock units.

(4)
In April 2005, Mr. Klipper was awarded, at no cost, 6,000 restricted stock units. One-third of the original number of restricted stock units vested on each of April 26, 2008 and April 26, 2009, and the remaining 2,000 restricted stock units will vest on April 26, 2010.

(5)
In August 2006, Mr. Klipper was awarded, at no cost, 9,000 restricted stock units. One-fourth of the original number of restricted stock units vested on each of August 15, 2007, August 15, 2008 and August 15, 2009, and the remaining 2,250 restricted stock units will vest on August 15, 2010.

(6)
In August 2007, Mr. Klipper was awarded, at no cost, 3,782 restricted stock units. One-fourth of the original number of restricted stock units vested on August 14, 2009 and the remaining 2,836 restricted stock units will vest in three equal annual installments ending on August 14, 2012.

(7)
In July 2005, Mr. Tarr was awarded, at no cost, 219,876 restricted stock units. One-fifth of the original number of restricted stock units vested on each of July 11, 2006, July 11, 2007, July 11, 2008 and July 11, 2009, and the remaining 43,975 restricted stock units will vest on July 11, 2010.

(8)
In August 2007, Mr. Tarr was awarded, at no cost, 12,500 restricted stock units. One-fourth of the original number of restricted stock units vested on August 14, 2009 and the remaining 9,375 restricted stock units will vest in three equal annual installments ending on August 14, 2012.

 Fiscal 2009 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Daniel Meyers	—	$—	—	$—
Jack L. Kopnisky	—	—	75,000	309,000
	—	—	37,500	154,500
	—	—	12,500	51,500
Kenneth Klipper	—	—	2,000	4,100
	—	—	2,250	6,750
John A. Hupalo	—	—	10,000	24,900
	—	—	4,875	12,139
	—	—	4,875	14,625
	—	—	2,250	5,603
Peter B. Tarr	—	—	43,975	89,709
Anne P. Bowen	—	—	7,500	18,675
	—	—	4,500	13,500
			1,500	3,735
			4,500	11,205
Greg D. Johnson	—	—	1,719	4,280

(1)
The reported value realized on vesting was calculated by multiplying the closing price per share of our common stock on the New York Stock Exchange on the applicable vesting date by the number of shares of our common stock underlying the restricted stock units vesting on that date.

Potential Payments Upon Termination or Change of Control

        The following table sets forth the potential payments, benefits and acceleration of vesting applicable to restricted stock unit awards under our 2003 plan, stock options under our 2008 Meyers' option plan, our letter agreements with each of Messrs. Meyers, Klipper and Tarr and our severance practices. The amounts shown below assume that the termination of each executive was effective as of June 30, 2009. Actual amounts payable to each executive listed below upon his termination can only be determined definitively at the time of each executive's actual departure. Currently, we must obtain the prior approval of the OTS and the FDIC before we can make any severance payments. For information relating to compensation earned by each of our named executive officers, see the section of this proxy statement entitled "—Compensation of Our Executive Officers—Summary Compensation Table." For information relating to the severance benefits provided in our agreements with Messrs. Meyers and Tarr, as well as information relating to the actual severance benefits provided to Messrs. Kopnisky, Hupalo and Johnson, and Ms. Bowen in connection with their separation from our company in fiscal 2009, see "—Executive Employment Agreements; Severance Agreements" below.

				Following a Change in Control(1)(2)
Name	Benefit	Termination Without Cause(1)		Termination Without Cause or For Good Reason Within Two Years		Termination Without Cause or For Good Reason at any Time		Termination as a Result of Death or Disability(1)
Daniel Meyers	Severance Payments	$1,000,000	(3)	$1,000,000	(3)	$1,000,000	(3)	$—
	Healthcare Benefits	7,808	(3)(4)	7,808	(3)(4)	7,808	(3)(4)	—
	Stock Vesting	—	(5)	—	(5)	—	(5)	—	(6)

	Total	$1,007,808		$1,007,808		$1,007,808		$—

Kenneth Klipper	Severance Payments	$90,000	(7)	$—		$—		$—
	Healthcare Benefits	2,633	(8)	—		—		—
	Stock Vesting	10,494	(9)	20,768	(10)	—		20,768	(11)

	Total	$103,127		$20,768		$—		$20,768

Peter B. Tarr	Severance Payments	$800,000	(12)(13)	$800,000	(13)(14)	$800,000	(13)(14)	$—
	Healthcare Benefits	15,797	(12)(15)	15,797	(14)(15)	15,797	(14)(15)	—
	Stock Vesting	202,909	(12)(16)	202,909	(17)	202,909	(17)	202,909	(11)

	Total	$1,018,706		$1,018,706		$1,018,706		$202,909

(1)
Values presented for severance payments and healthcare benefits are based on the executive's base salary as of June 30, 2009, the type of insurance coverage and premiums in effect as of June 30, 2009 and the benefits, perquisites and services provided as of June 30, 2009. Values presented for stock vesting are based on the closing price of our common stock on June 30, 2009, or $2.02 per share.

(2)
In our 2003 plan, our stock option agreements with Mr. Meyers and our letter agreement with Mr. Tarr, we refer to a change in control as a reorganization event. "Reorganization event" is defined as (a) any merger or consolidation of the company with or into another entity as a result of which all of the common stock of the company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the common stock of the company for cash, securities or other property pursuant to a share exchange transaction.

(3)
Pursuant to an employment agreement between First Marblehead and Mr. Meyers, Mr. Meyers has the right to receive these benefits upon (a) termination of his employment by the company without cause or (b) termination of his employment by Mr. Meyers for good reason, subject to execution of a binding general release of claims in favor of the company. "Cause" and "good reason" are defined in our employment agreement with Mr. Meyers, which is summarized below under "—Executive Employment Agreements; Severance Agreements." For purposes of calculating these benefits, we assumed that the company had not achieved as of June 30, 2009 the quarterly targeted financial results specified in the employment agreement.

(4)
Represents the amounts payable for the continuation of health, dental and vision benefits for 18 months.

(5)
Pursuant to stock option agreements between First Marblehead and Mr. Meyers, Mr. Meyers has the right to full acceleration of vesting of stock options upon (a) termination of his employment by the company without cause or (b) termination of his employment by Mr. Meyers for good reason, subject to execution of a binding general release of claims in favor of the company. "Cause" and "good reason" are defined in the stock option agreements and have the same definitions as those terms are used in our employment agreement with Mr. Meyers, which is summarized below under "—Executive Employment Agreements; Severance Agreements." Mr. Meyers' stock options had exercise prices above the fair market value of our common stock as of June 30, 2009.

(6)
Pursuant to stock option agreements between First Marblehead and Mr. Meyers, Mr. Meyers has the right to these benefits in the event of his death or disability. "Disability" is defined as the inability of Mr. Meyers to perform the essential functions of his then existing position or positions with the company with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. Mr. Meyers' stock options had exercise prices above the fair market value of our common stock as of June 30, 2009.

(7)
In accordance with our severance practices, represents (a) continuation of base salary for eight weeks, based on two weeks of continued salary per year of service (rounded to the nearest year), and (b) $30,000 in outplacement services, the cost of which would be borne by the company.

(8)
In accordance with our severance practices, represents continued payment, for each month during which the employee receives a severance payment, of our share of premiums for group medical and dental insurance coverage for active and similarly situated employees who receive the same type of coverage.

(9)
Represents acceleration of vesting of restricted stock units pursuant to the terms of the executive's restricted stock unit agreements upon termination without cause. "Cause" is defined as unsatisfactory job performance as determined by the company, willful misconduct, fraud, gross negligence, disobedience or dishonesty. Pursuant to the terms of the executive's restricted stock unit agreements, the number of vested restricted stock units is determined as though the executive's employment had terminated on the day that follows the anniversary of the vesting start date that next follows the date of actual termination.

(10)
Represents acceleration in full of vesting of restricted stock units pursuant to the terms of the executive's restricted stock unit agreements if within two years after a reorganization event, the executive is terminated without cause or for good reason. "Cause" is defined as any (a) willful failure by the executive, which failure is not cured within 30 days of written notice to the executive from the company, to perform his or her material responsibilities to the company or (b) willful misconduct by the executive which affects the business reputation of the company. "Good reason" is defined as (x) any significant diminution in the executive's title, authority or responsibilities from and after a reorganization event, (y) any material reduction in the annual cash compensation payable to the executive from and after the reorganization event or (z) the relocation of the place of business at which the executive is principally located to a location that is greater than 50 miles from its location immediately prior to such reorganization event. See footnote 2 for the definition of reorganization event.

(11)
Represents acceleration in full of vesting of restricted stock units upon death or disability pursuant to the terms of the executive's restricted stock unit agreements. "Disability" is defined in our restricted stock unit agreements as the inability of the executive due to a medical reason to carry out his or her duties as an employee of the company for a period of six consecutive months.

(12)
Pursuant to a letter agreement between First Marblehead and Mr. Tarr, Mr. Tarr has the right to receive these benefits upon termination of his employment without cause. "Cause" is defined as (a) failure to perform his duties to the company, which failure is not cured within 30 days of notice, (b) breach of fiduciary duties to the company or (c) conviction of a crime that constitutes a felony.

(13)
Represents a lump sum cash payment equal to annual base salary for the year in which termination occurred plus the maximum target bonus he would have been entitled to for such year.

(14)
Pursuant to a letter agreement between First Marblehead and Mr. Tarr, Mr. Tarr has the right to the following benefits in the event of a reorganization event: (a) acceleration in full of vesting of restricted stock units immediately upon the closing of the reorganization event and (b) upon his resignation or the termination of his employment without cause, a lump sum cash payment equal to Mr. Tarr's annual base salary for the year in which termination occurred plus the maximum target bonus he would have been entitled to for such year and continuation of benefits for one year. See footnote 12 for the definition of cause.

(15)
Represents amounts payable for the continuation of benefits for one year.

(16)
Represents acceleration in full of vesting of restricted stock units.

(17)
Represents acceleration in full of vesting of restricted stock units immediately upon the closing of a reorganization event.

 Executive Employment Agreements; Severance Agreements

  Mr. Meyers

        On August 18, 2008, we entered into an employment agreement with Mr. Meyers pursuant to which Mr. Meyers began serving on September 1, 2008, subject to subsequent regulatory approvals, as our President and Chief Executive Officer and as a director.

        Salary.    Mr. Meyers receives an annual base salary of $1.00, provided that we accrue an amount equal to $1,000,000 per fiscal year, without interest. We refer to this accrued amount in this proxy statement as the Accrued Compensation. The Accrued Compensation will be paid to Mr. Meyers at the discretion of the compensation committee or at such time that we first generate for a fiscal year, after taking into account accrual and payment of the Accrued Compensation, (1) positive cash flow from operations, and (2) profit from operations. Following the fiscal year in which we achieve such financial results, Mr. Meyers will receive a base salary of $1,000,000 per fiscal year. We reimburse Mr. Meyers for all reasonable travel, entertainment and other expenses incurred or paid by Mr. Meyers in connection with the performance of his duties, responsibilities and services for us. Mr. Meyers also has the opportunity to participate in our customary employee benefit plans, to the extent eligible.

        Severance Benefits.    Mr. Meyers's employment is terminable by either us or Mr. Meyers. If Mr. Meyers's employment is terminated by us without cause or if Mr. Meyers terminates his employment for good reason, subject to signing a general release of claims and, if applicable, the prior approval of the OTS and the FDIC, (1) all stock options and other stock-based awards held by Mr. Meyers will become fully exercisable or nonforfeitable, (2) Mr. Meyers will receive $1,000,000 plus all unearned accrued compensation if we have achieved positive cash flow from operations and profit from operations during the fiscal quarter in which termination occurs or cumulatively for such fiscal quarter and any prior fiscal quarters in such year, (3) he will be eligible to continue to participate in our group health, dental and vision program for 18 months, which shall reduce and count against Mr. Meyers's rights under the COBRA, (4) he will be entitled to receive a $1,000,000 lump sum payment, and (5) his stock options shall be exercisable until August 17, 2018. "Cause" is defined in the employment agreement as:

  •
  the willful failure by Mr. Meyers to perform his duties which has continued for more than 30 days following written notice of such non-performance from the board of directors and which failure to perform has had a materially adverse effect on the financial condition of the company;

  •
  any act of dishonesty, intentional fraud or willful misconduct on the part of Mr. Meyers in the performance of his duties; or

  •
  Mr. Meyers' conviction of a felony involving moral turpitude.

"Good reason" is defined in the employment agreement as the persistence of any of following conditions after a notice and cure process specified in the employment agreement:

  •
  a material diminution in Mr. Meyers' responsibilities, authorities or duties;

  •
  a material diminution in Mr. Meyers' base salary without his prior written consent;

  •
  a material change in the geographic location of at which Mr. Meyers provides services to the company without his prior written consent; or

  •
  the material breach of the employment agreement by First Marblehead.

        Stock Option Grants.    Pursuant to the 2008 Meyers' option plan, on August 18, 2008, Mr. Meyers was granted stock options to purchase:

  •
  2,000,000 shares of our common stock, at an exercise price of $6.00 per share. This stock option vested and became exercisable as to 500,000 shares underlying the stock option on August 18, 2009 and will vest and become exercisable as to an additional 25% of the original number of shares underlying the stock option on each of the second, third and fourth anniversaries of August 18, 2008.

  •
  2,000,000 shares of our common stock, at an exercise price of $12.00 per share. This stock option vested and became exercisable in full on November 16, 2008.

  •
  2,000,000 shares of our common stock, at an exercise price of $16.00 per share. This stock option vested and became exercisable in full on November 16, 2008.

        The stock options were granted as inducement awards pursuant to the 2008 Meyers' option plan, which was not approved by our stockholders. Each of the stock options will vest and become exercisable in full (1) if the closing sale price of our common stock is at least 150% of the exercise price of the applicable option for a period of five consecutive trading days, assuming the trading on each day is not less than 90% of the average daily trading volume for the three months prior to such five day period, (2) in the event of Mr. Meyers' death or disability, or (3) in the event that Mr. Meyers' employment is terminated by us without cause, or by Mr. Meyers with good reason. In addition, subject to certain conditions set forth in his employment agreement, the $6.00 stock options may be exercised beginning 90 days after August 18, 2008 prior to vesting, provided that the unvested shares issued will be held in escrow by us and will be subject to a repurchase option. Each of the stock options will expire on August 17, 2018.

        Change in Control.    In connection with a reorganization event, as defined in the relevant stock option agreements, Mr. Meyers' stock options must be assumed, or a substantially equivalent option must be substituted, by the acquiring or succeeding corporation. With respect to any reorganization event in connection with which there is a Roll-In Transaction, as defined below, Mr. Meyers will generally be entitled to specific performance of the obligation to have his stock options assumed or substituted. Mr. Meyers will not, however, be entitled to an order or injunction requiring or seeking the rescission of, modification of, or prevention of the entry into or consummation of, such Roll-In Transaction.

        For purposes of Mr. Meyers' stock option agreements, "Roll-In Transaction" means any transaction, series of transactions or other arrangement pursuant to which two or more holders of more than 1%, but less than all, of our issued and outstanding common stock or other equity interests agree, or are allowed, to exchange or contribute their existing equity and in consideration continue therefore, as an equity owner in us or our successor in the reorganization transaction.

        Except in a Roll-In Transaction, Mr. Meyers will not be entitled to any equitable relief in connection with any actual or threatened breach or violation of this provision in his stock option agreements. Mr. Meyers' remedy for any such actual or threatened breach or violation shall be to seek money damages, if any, for any actual breach or violation.

        Tax Gross-Up.    In the event that any payment or distribution by us to or for the benefit of Mr. Meyers would be subject to the excise tax imposed by Section 4999 of the code, or any interest or penalties are incurred by him with respect to such excise tax, then Mr. Meyers will be entitled to receive a gross-up payment such that the net amount retained by Mr. Meyers, after deduction of any excise tax, any federal, state and local income tax, employment tax and excise tax upon any payment made, together with any interest and/or penalties assessed, will be equal to the pre-tax amount of such payments.

  Mr. Kopnisky

        Mr. Kopnisky served as our Chief Executive Officer, President and Chief Operating Officer pursuant to a letter agreement dated August 16, 2005. The letter agreement provided that Mr. Kopnisky would receive an annual base salary of $500,000, and Mr. Kopnisky's target bonus would be 100% of base salary. In addition, Mr. Kopnisky was granted in September 2005, at no cost, 112,500 restricted stock units pursuant to our 2003 plan. Mr. Kopnisky's employment was terminable by either us or Mr. Kopnisky. Under the terms of the letter agreement, if Mr. Kopnisky's employment were terminated by us without cause, we would provide Mr. Kopnisky with severance benefits in the form of (1) continuation of base salary, (2) reimbursement for continuation of health and dental coverage pursuant to COBRA law for one year and (3) payment at the time of payout of bonuses under our executive incentive compensation plan of an amount equal to the bonus Mr. Kopnisky would have been eligible to receive, pro-rated based upon the number of months during which Mr. Kopnisky was actively employed during the applicable fiscal year. In order to facilitate Mr. Kopnisky's move to the Boston area, we also agreed to provide Mr. Kopnisky with relocation assistance.

        We announced Mr. Kopnisky's resignation from First Marblehead in August 2008. In September 2008, we entered into a letter agreement with Mr. Kopnisky pursuant to which:

  •
  Mr. Kopnisky irrevocably and unconditionally released First Marblehead from any and all claims that he may have ever had against us;

  •
  Mr. Kopnisky agreed to remain bound by his invention, non-disclosure, non-competition and non-solicitation agreement;

  •
  we agreed to pay Mr. Kopnisky severance pay in the form of continuation of a reduced base salary of $500,000, less all applicable state and federal taxes, for a period of twelve months;

  •
  we accelerated the vesting of 125,000 restricted stock units previously granted to him; and

  •
  we agreed to pay through August 2009 the share of premium for Mr. Kopnisky's group medical insurance coverage that is paid by us for active and similarly situated employees who receive the same type of coverage.

        In July 2009, we suspended all payments to Mr. Kopnisky pending receipt of approval of the OTS and the FDIC for payments pursuant to the letter agreement.

  Mr. Klipper

        Mr. Klipper serves as our Chief Financial Officer, Treasurer and Chief Accounting Officer, as well as a Managing Director of First Marblehead, pursuant to a letter agreement dated February 25, 2005. The letter agreement provides that Mr. Klipper will receive an annual base salary of $270,000, and Mr. Klipper's target bonus will be up to 50% of his annual base salary. In addition, pursuant to his letter agreement, Mr. Klipper was granted in April 2005, at no cost, 6,000 restricted stock units pursuant to our 2003 plan. The compensation committee of the board of directors initially approved a base salary for Mr. Klipper of $340,000 for fiscal 2009. In recognition of the responsibilities that Mr. Klipper assumed as Chief Financial Officer, the compensation committee increased Mr. Klipper's base salary to $390,000, effective November 16, 2008.

  Mr. Hupalo

        Mr. Hupalo served as our Senior Executive Vice President, Chief Financial Officer and Group Head, Capital Markets pursuant to a letter agreement dated February 24, 2003, as amended on October 14, 2005. The letter agreement provided that Mr. Hupalo's compensation included direct annual cash compensation of $400,000 and not less than $200,000 in annual cash incentive compensation to be paid on each anniversary date of his employment. The compensation committee of the board of directors approved Mr. Hupalo's base salary for fiscal 2009 to be $550,000. Under the letter agreement, Mr. Hupalo was granted a stock option to purchase 450,000 shares of common stock pursuant to our 1996 stock option plan. Under the terms of the letter agreement, if we terminated Mr. Hupalo's employment without cause, we would provide Mr. Hupalo with severance benefits in the form of (1) continuation of base salary and (2) continuation of benefits for one year.

        We announced Mr. Hupalo's separation from First Marblehead in September 2008. In October 2008, we entered into an agreement with Mr. Hupalo pursuant to which:

  •
  Mr. Hupalo irrevocably and unconditionally released First Marblehead from any and all claims that he may have ever had against us;

  •
  Mr. Hupalo agreed to remain bound by his invention, non-disclosure, non-competition and non-solicitation agreement;

  •
  we agreed to pay Mr. Hupalo severance pay in the form of continuation of his base salary of $550,000, less all applicable state and federal taxes, for a period of twelve months;

  •
  we accelerated the vesting of 17,125 restricted stock units previously granted to him; and

  •
  we agreed to pay through September 2009 the share of premium for Mr. Hupalo's group medical insurance coverage that is paid by us for active and similarly situated employees who receive the same type of coverage.

        In April 2009, we suspended all payments to Mr. Hupalo pending receipt of approval of the OTS and the FDIC for payments pursuant to the letter agreement.

  Mr. Tarr

        Mr. Tarr serves as our Chairman of the Board of Directors pursuant to a letter agreement dated June 10, 2005. The letter agreement provides that Mr. Tarr will receive an annual base salary of $800,000, and he is expected to receive annual cash incentive compensation in the amount of 50% to 100% of his annual base salary. The compensation committee of the board of directors approved Mr. Tarr's base salary of $800,000 for fiscal 2009. In addition, pursuant to his letter agreement, Mr. Tarr was granted in July 2005, at no cost, restricted stock units pursuant to our 2003 plan having a fair market value of $5,000,000, based on the closing price of our common stock on the New York Stock Exchange on the date of grant, or 219,876 restricted stock units. Mr. Tarr's employment is terminable by either us or Mr. Tarr. Under the terms of the letter agreement, and subject to the prior approval of the OTS and the FDIC, if applicable, if Mr. Tarr's employment is terminated by us without cause, all of his restricted stock units will immediately vest in full, and he will be entitled to (1) a lump sum payment equal to his annual base salary plus his maximum target bonus for such year and (2) continuation of benefits for one year. In the event of a reorganization event, as defined in the 2003 plan, all of Mr. Tarr's restricted stock units will immediately vest in full. In addition, if Mr. Tarr resigns or his employment is terminated without cause following a reorganization event, he will be entitled to (1) a lump sum payment equal to his annual base salary plus his maximum target bonus for such year and (2) continuation of benefits for one year.

  Ms. Bowen

        Ms. Bowen served as our Executive Vice President and Chief Administrative Officer pursuant to a letter agreement dated April 28, 2004. The letter agreement provided that Ms. Bowen's compensation would include direct annual cash compensation of $400,000 and a target annual bonus award of up to 30% of earned salary for the performance year. The compensation committee of the board of directors approved Ms. Bowen's base salary for fiscal 2009 to be $450,000. Under the letter agreement, Ms. Bowen was granted in October 2004, at no cost, 22,500 restricted stock units pursuant to our 2003 plan.

        We announced Ms. Bowen's separation from First Marblehead in September 2008. In September 2008, we entered into an agreement with Ms. Bowen pursuant to which:

  •
  Ms. Bowen irrevocably and unconditionally released First Marblehead from any and all claims that she may have ever had against us;

  •
  Ms. Bowen agreed to remain bound by her invention, non-disclosure, non-competition and non-solicitation agreement;

  •
  we agreed to pay Ms. Bowen severance pay in the form of continuation of her base salary of $450,000, less all applicable state and federal taxes, for a period of nine months;

  •
  we accelerated the vesting of 13,500 restricted stock units previously granted to her;

  •
  we agreed to pay through June 2009 the share of premium for Ms. Bowen's group medical insurance coverage that is paid by us for active and similarly situated employees who receive the same type of coverage; and

  •
  we agreed to pay for outplacement services for the benefit of Ms. Bowen.

        In April 2009, we suspended all payments to Ms. Bowen pending receipt of approval of the OTS and the FDIC for payments pursuant to the letter agreement.

  Mr. Johnson

        Mr. Johnson served as our Executive Vice President and Chief Marketing Officer pursuant to a letter agreement dated December 11, 2006. The letter agreement provided that Mr. Johnson's compensation would include direct annual cash compensation of $450,000 and a target annual bonus award of up to 70% of earned salary for the performance year. In addition, the letter agreement provided for a sign-on bonus of $150,000 and a minimum bonus of $150,000 for fiscal 2007. Under the terms of the letter agreement, in the event that Mr. Johnson's employment was terminated by us without cause, he was entitled to continuation of salary and benefits for the six months immediately following his termination date. The compensation committee of the board of directors approved an annual base salary for Mr. Johnson of $450,000 for fiscal 2009. In addition, Mr. Johnson was granted in January 2007, at no cost, 6,750 restricted stock units pursuant to our 2003 stock incentive plan.

        We announced Mr. Johnson's separation from First Marblehead in September 2008. In September 2008, we entered into an agreement with Mr. Johnson pursuant to which:

  •
  Mr. Johnson irrevocably and unconditionally released First Marblehead from any and all claims that he may have ever had against us;

  •
  Mr. Johnson agreed to remain bound by his invention, non-disclosure, non-competition and non-solicitation agreement;

  •
  we agreed to pay Mr. Johnson severance pay in the form of continuation of his base salary of $450,000, less all applicable state and federal taxes, for a period of six months;

  •
  we accelerated the vesting of 1,719 restricted stock units previously granted to him;

  •
  we agreed to pay through March 2009 the share for Mr. Johnson's group medical insurance coverage premium that is paid by us for active and similarly situated employees who receive the same type of coverage; and

  •
  we agreed to pay for outplacement services for the benefit of Mr. Johnson.

        We intend to seek retroactive approval of the OTS and the FDIC for payments made pursuant to the letter agreement.

 Compensation of Our Directors

        The following table sets forth information concerning compensation of our directors who are not also named executive officers for fiscal 2009.

Director Compensation

Name	Fees Earned or Paid in Cash		Stock Awards(1)		All Other Compensation		Total
Leslie L. Alexander(2)	$43,000		$18,600	(3)	$4,771	(4)	$66,371
Stephen E. Anbinder(5)	—		—		17,093	(6)	17,093
William R. Berkley	93,000		9,900		—		102,900
Dort A. Cameron III	43,000		9,900		—		52,900
Henry Cornell	40,000		9,900		—		49,900
George G. Daly	52,000	(7)	9,900		2,344	(8)	64,244
Peter S. Drotch	122,500	(9)	9,900		1,130	(10)	133,530
William D. Hansen	53,000	(11)	9,900		5,884	(12)	68,784

(1)
The grant date fair value of the 3,000 stock units granted to each non-employee director on September 20, 2008 was $9,900. The following table shows the aggregate number of outstanding stock options and stock units held by each of our non-employee directors as of June 30, 2009.

Name	Outstanding Stock Units	Outstanding Stock Options
Stephen E. Anbinder	—	—
William R. Berkley	6,000	24,000
Dort A. Cameron III	3,000	24,000
Henry Cornell	—	—
George G. Daly	6,000	24,000
Peter S. Drotch	6,000	18,000
William D. Hansen	6,000	12,000
(2)
Mr. Alexander served as a director until November 6, 2008. Mr. Alexander did not stand for re-election at our 2008 annual meeting of stockholders.

(3)
Mr. Alexander had elected to defer receipt of 6,000 stock units until 30 days following cessation of his service as a director. The fair value of the underlying shares received by Mr. Alexander in December 2008 was $8,700.

(4)
Represents $3,930 of dividends accrued on deferred stock units that were paid to Mr. Alexander in December 2008 and reimbursement of $841 in expenses incurred to attend meetings of the board of directors.

(5)
Mr. Anbinder, who retired as an employee on June 30, 2006 but continues to serve as Vice Chairman of the Board of Directors, will not be entitled to compensation for his service as a director until such time as he qualifies as an "independent director" under the rules of the New York Stock Exchange.

(6)
Represents reimbursement of Mr. Anbinder's health insurance. We entered into a letter agreement with Mr. Anbinder in June 2006 upon his retirement as an employee. In the letter agreement, Mr. Anbinder affirmed his obligations under his invention, non-disclosure, non-competition and non-solicitation agreement with us, and we agreed to continue health insurance for Mr. Anbinder for the remainder of his life. In July 2009, Mr. Anbinder released the company from this obligation, and we are not obligated to continue health insurance for Mr. Anbinder after June 30, 2009.

(7)
Includes $1,000 of fees received by Mr. Daly in fiscal 2009 relating to service for prior periods.

(8)
Represents reimbursement of expenses incurred to attend meetings of the board of directors during fiscal 2009.

(9)
Includes $24,500 in fees received by Mr. Drotch in fiscal 2009 relating to service for prior periods.

(10)
Represents reimbursement of $460 in expenses incurred to attend meetings of the board of directors during fiscal 2009, and reimbursement of $670 in expenses incurred to attend meetings of the board of directors during prior periods.

(11)
Includes $2,000 in fees received by Mr. Hansen in fiscal 2009 relating to service for prior periods.

(12)
Represents reimbursement of $3,780 in expenses incurred to attend meetings of the board of directors during fiscal 2009, and reimbursement of $2,104 in expenses incurred to attend meetings of the board of directors during prior periods.

        Prior to September 2006, non-employee directors were entitled to receive stock options under our 2002 director stock plan. Beginning in September 2006, in lieu of stock option grants under the director plan, our board of directors adopted a program providing for grants of stock units to non-employee directors under our 2003 plan. Our 2002 director stock plan and stock unit program are described below. In addition, we may, in our discretion, grant stock options and other equity awards to our employee and non-employee directors under these stock plans or other future stock plans.

        Our compensation arrangements with our non-employee directors are set forth below. Directors who are employees receive no additional compensation for their service as directors. See "—Summary Compensation Table" above for disclosure relating to their compensation.

  Fees and Expenses

        Our non-employee directors receive an annual fee from us of $40,000. Directors do not receive any additional meeting fees for attending meetings of the board of directors, although they are reimbursed for expenses incurred to attend meetings of the board of directors, including reimbursement of $1.00 per mile for private air travel. We did not reimburse any directors during fiscal 2009 for private air travel.

        We pay our lead director, Mr. Berkley, and the chairman of the audit committee of our board of directors, Mr. Drotch, an additional annual fee of $50,000 in connection with their duties. Each member of the audit committee or compensation committee receives an additional $1,000 for attendance at each audit committee or compensation committee meeting.

  2002 Director Stock Plan

        Our director stock plan was adopted by our board of directors in September 2002 and by our stockholders in August 2003. Under the director stock plan, our non-employee directors have been eligible to receive non-statutory stock options to purchase shares of our common stock. A total of 300,000 shares of our common stock may be issued upon the exercise of options granted under the director stock plan. As of September 18, 2009, options to purchase 102,000 shares of common stock were outstanding under the director stock plan.

        Under the terms of the director stock plan, each non-employee director was granted an option to purchase 6,000 shares of common stock on the date of his or her initial election to our board of directors. In addition, each non-employee director received an option to purchase 6,000 shares of our common stock on September 20 of each year, if on such date the non-employee director had served on our board of directors for at least 180 days.

        All options granted under the director stock plan vested immediately and had an exercise price equal to the closing price of our common stock on the last trading day immediately preceding the date of the option grant. An optionee may exercise his option only while he is a director and for 90 days after he ceases to be a director. Unexercised options expire ten years after the date of grant. Options granted under the director stock plan are not transferable or assignable other than by will or the laws of descent and distribution.

  Stock Unit Program

        Under the terms of the stock unit program, each non-employee director is entitled to receive 3,000 stock units under our 2003 plan on the date of his or her initial election to our board of directors. In addition, each non-employee director is entitled to receive 3,000 stock units on September 20 of each year, if on such date the non-employee director has served on our board of directors for at least 180 days. Each stock unit represents the right to receive one share of our common stock. Previously, a director could elect to defer delivery of the underlying shares until the date 30 days after the date the director has ceased to serve as a director. Directors who made such a deferral election would also receive, at the time of delivery of their shares, a payment equal to: (1) the number of shares delivered multiplied by (2) the aggregate amount of cash dividends paid in respect of one share of our common stock to stockholders of record following each respective date of grant of the stock units. Beginning with the grants on September 20, 2008, directors may no longer make a deferral election.

        We have granted the following stock units to our non-employee directors:

  •
  On September 20, 2006, we granted 3,000 stock units to each of Messrs. Alexander, Berkley, Cameron, Daly, Drotch and Hansen. All directors elected to defer delivery of their shares except Mr. Cameron.

  •
  On September 20, 2007, we granted 3,000 stock units to each of Messrs. Alexander, Berkley, Cameron, Daly, Drotch and Hansen. All directors elected to defer delivery of their shares.

  •
  On September 20, 2008, we granted 3,000 stock units to each of Messrs. Alexander, Berkley, Cameron, Cornell, Daly, Drotch and Hansen.

  •
  On September 20, 2009, we granted 3,000 stock units to each of Messrs. Berkley, Cameron, Cornell, Daly, Drotch and Hansen.

  Effect of Change in Control

        In the event of a merger of First Marblehead with another entity or any exchange of all our common stock for cash, securities or other property, our board of directors will provide for all outstanding options under the director stock plan to be assumed or substituted for by the acquiror. If the acquiror does not assume or substitute for outstanding awards, our board of directors will provide that all unexercised options will become exercisable in full prior to the completion of the reorganization event and that these options will terminate upon completion of the event if not previously exercised. If our stockholders will receive cash in the reorganization event, our board of directors may instead provide that all options will terminate and be exchanged for cash. In the event of a proposed liquidation or dissolution of First Marblehead, our board of directors will provide that all then unexercised options under the director stock plan will become exercisable in full as of a specified time at least 10 business days prior to the effective date of the liquidation or dissolution and then terminate effective upon the liquidation or dissolution, if not previously exercised. Our board of directors may adjust each outstanding option upon a change in capitalization.

        Upon a reorganization event, we will issue to directors holding stock units a number of shares of our common stock equal to the number of stock units held by a non-employee director, and we will pay in cash any amounts credited for cash dividends paid in respect of such shares.

 Compensation Committee Interlocks and Insider Participation

        The compensation committee currently consists of Messrs. Berkley, Cameron, Daly and Hansen. In addition, Mr. Alexander served as a member of our compensation committee for a portion of fiscal 2009. None of Messrs. Alexander, Berkley, Cameron, Daly or Hansen has ever been an officer or employee of First Marblehead. Other than the arrangements described below under "—Certain Relationships and Related Transactions—Related Person Transactions," no member of the compensation committee had any relationship with us during fiscal 2009 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as one of our directors or as a member of our compensation committee, or other committee serving an equivalent function.

        No executive officer, or associate of any executive officer, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No executive officer is related by blood, marriage or adoption to any other director or executive officer.

Certain Relationships and Related Transactions

  Policies and Procedures for Related Person Transactions

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which First Marblehead is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our lead director. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board's nominating and corporate governance committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in First Marblehead's best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (1) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (2) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and so do not receive any special benefits as a result of the transaction, (3) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (4) the amount involved in the transaction equals less than 2% of First Marblehead's annual consolidated gross revenues; and

  •
  a transaction that is specifically contemplated by provisions of First Marblehead's restated certificate of incorporation or by-laws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

  Related Person Transactions

        William R. Berkley.    Associated Community Brokers, Inc. has served as our insurance agent in connection with our directors and officers liability insurance. Associated Community Brokers, Inc. is a wholly owned subsidiary of Associated Community Bancorp, Inc. William R. Berkley, our lead director, is the Chairman of the Board of Directors, and majority shareholder, of Associated Community Bancorp. We paid Associated Community Brokers commissions of approximately $187,754 during fiscal 2009 in connection with our directors and officers liability insurance. We believe that these commissions were substantially the same as we would have paid to other insurance brokers for comparable insurance coverage.

        Dort A. Cameron III.    At June 30, 2009, we had on deposit with The Milestone Funds, an open-end management investment company, approximately $60.0 million of cash equivalents in a treasury obligations portfolio. Milestone Capital Management, LLC, which serves as investment adviser to the portfolio, charges us its standard service fees based on our assets under management in the portfolio. Immediate family members of one of our directors, Dort A. Cameron III, indirectly own approximately 65% in the aggregate of the membership interests of Milestone Capital Management, LLC. As a result, these family members would be entitled to receive a portion of any amounts distributed by Milestone Capital Management, LLC to its members, including any net income attributable to our investment in the portfolio. The aggregate amount of net revenues (before expenses) that Mr. Cameron's family members could be entitled to receive in light of their membership interests during fiscal 2009 and the gross revenue attributable to our average historical assets under management in the portfolio during fiscal 2009 was $89,884.

        Henry Cornell.    Mr. Cornell, one of our directors, is a managing director of Goldman, Sachs & Co. Goldman, Sachs & Co. has provided, and may continue to provide, investment banking services to us from time to time. During fiscal 2009, First Marblehead reimbursed and paid on behalf of affiliates of Goldman, Sachs & Co. an aggregate of $3,513,010 in expenses, and paid to Goldman, Sachs & Co. $2,511,465 as an investment banking fee, in connection with the closing of an equity offering in August 2008.

        Daniel Meyers.    We have entered into a time sharing agreement with Sextant Holdings, LLC, of which Mr. Meyers is the sole member and a manager, pursuant to which Sextant Holdings leases an aircraft to us from time to time on a non-exclusive time-sharing basis. During fiscal 2009, we paid $523,101 to Sextant Holdings, LLC in connection with lease fees, applicable state and federal taxes, fees and charges. See "Information About Our Executive Officers—Compensation Discussion and Analysis—Benefits and Other Compensation; Air Travel Policy."

        During fiscal 2009, we paid approximately $1,278,746 in marketing fees to Think Financial pursuant to an agreement dated September 18, 2006 that has now been terminated. Of the total, approximately $925,208 was earned in fiscal 2008 and paid in the first quarter of fiscal 2009. Mr. Meyers was the Chairman of the Board of Managers of Think Financial until his resignation effective August 31, 2008, and he owns approximately 49% of its outstanding capital stock.

        All of the related person transactions described above that are of an ongoing nature are reviewed by our nominating and corporate governance committee periodically and at least annually.

OTHER INFORMATION

Principal Stockholders

        The following table presents information we know regarding the beneficial ownership of our common stock as of July 31, 2009 for each person, entity or group of affiliated persons whom we know to beneficially own more than five percent of our common stock. The table also sets forth such information for our named executive officers and directors, individually, and our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Securities that may be beneficially acquired within 60 days of July 31, 2009, including director stock units and restricted stock units vesting within 60 days of July 31, 2009, are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Unless otherwise indicated in the footnotes, applicable percentage of beneficial ownership is based on 99,175,233 shares of common stock outstanding as of July 31, 2009.

        Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199.

Beneficial Owner	Number of Shares Beneficially Owned(1)		Right to Acquire within 60 days of July 31, 2009		Percentage Beneficially Owned
Five Percent Stockholders
Leslie Alexander	18,444,934	(2)	—		18.6%
Daniel Meyers	12,885,756	(3)	6,000,000	(3)	12.3
The Goldman Sachs Group, Inc.		(4)		(4)	9.9	(4)
Prescott Group Capital Management	5,905,471	(5)	—		6.0
William R. Berkley	5,074,549	(6)(7)	33,000	(7)	5.1
Named Executive Officers
Daniel Meyers	12,885,756	(3)	6,000,000	(3)	12.3
Jack L. Kopnisky	182,500	(8)	—		*
Kenneth Klipper	9,445	(9)	3,195	(9)	*
John A. Hupalo	113,291	(10)	—		*
Peter B. Tarr	209,025	(11)(12)	3,125	(12)	*
Anne P. Bowen	29,880	(13)	—		*
Greg D. Johnson	1,719	(14)	—		*
Directors
Stephen E. Anbinder	3,006,585	(15)	—		3.0
William R. Berkley	5,074,549	(6)(7)	33,000	(7)	5.1
Dort A. Cameron III	956,400	(16)	30,000	(16)	1.0
Henry Cornell		(4)(17)		(4)(17)	9.9	(4)
George G. Daly	36,000	(7)	33,000	(7)	*
Peter S. Drotch	52,000	(18)	27,000	(18)	*
William D. Hansen	24,000	(19)	21,000	(19)	*
Daniel Meyers	12,885,756	(3)	6,000,000	(3)	12.3
Peter B. Tarr	209,025	(11)(12)	3,125	(12)	*
All executive officers and directors as a group (10 persons)	32,072,108		6,153,320		30.5

*
Represents less than 1% of the outstanding shares of common stock.

(1)
Includes shares issuable pursuant to stock options, director stock units and restricted stock units exercisable or vesting within 60 days of July 31, 2009.

(2)
Includes 3,194,953 shares held by The Alexander 2003 Family Trust, of which Mr. Alexander may be deemed to be the beneficial owner. This information is based on a Form 4 filed on December 10, 2008 with the SEC by Mr. Alexander. The address of Mr. Alexander is 1200 N. Federal Highway, Suite 411, Boca Raton, FL 33432.

(3)
Includes 6,000,000 shares issuable upon exercise of stock options granted to Mr. Meyers on August 18, 2008.

(4)
The Goldman Sachs Group, Inc. ("GS Group") may be deemed to beneficially own 9.9% of our outstanding common stock, consisting of (i) shares of common stock acquired by Goldman, Sachs & Co. ("Goldman Sachs") or another wholly-owned broker or dealer subsidiary of GS Group in ordinary course trading activities, (ii) shares of common stock held in managed accounts, (iii) shares of common stock acquired by GS Parthenon A, L.P. and GS Parthenon B, L.P. (collectively, the "Purchasers") upon conversion of shares of our series A non-voting convertible preferred stock and (iv) such number of shares of common stock into which the shares of our series B non-voting convertible preferred stock ("Series B Preferred Stock") directly held by the Purchasers may be converted as would represent, together with other shares beneficially owned by GS Group or any other affiliates of the Purchasers, 9.9% of our outstanding common stock. In addition, GS Group may be deemed to beneficially own 6,000 shares of common stock that it holds directly and 3,000 stock units issuable to Mr. Cornell on September 20, 2009. The Purchasers have agreed not to convert and hold Series B Preferred Stock if after giving effect to any such conversion, the Purchasers and their affiliates would own more than 9.9% of the outstanding shares of our common stock. Neither of GS Group nor Goldman Sachs has sole or shared voting power of shares of common stock held in managed accounts. Each of GS Group and Goldman Sachs disclaims beneficial ownership of shares of common stock held in managed accounts. The address of GS Group and its affiliates is c/o Goldman Sachs, 85 Broad Street, New York, NY 10004. This information is based on a Schedule 13D/A filed on August 20, 2008 with the SEC by GS Group and its affiliates.

(5)
Consists of shares held by Prescott Group Capital Management LLC and its affiliates (collectively, "Prescott"). The address of the entities and individuals affiliated with Prescott is 1924 South Utica, Suite 1120, Tulsa, Oklahoma 74104. This information is based on a Schedule 13G filed on February 10, 2009 with the SEC by Prescott.

(6)
Includes 787,024 shares held by The Berkley Family Foundation, Inc. (the "Berkley Foundation") and 375,000 shares held by Berkley Peninsula LLC ("Berkley Peninsula"). Mr. Berkley is the President of the Berkley Foundation and may be deemed to have beneficial ownership of the shares held thereby. Mr. Berkley disclaims beneficial ownership of such shares. Mr. Berkley is the Managing Director and sole owner of Berkley Peninsula and may be deemed to have beneficial ownership of the shares held thereby. Also includes 323,977 shares pledged to secure indebtedness of William R. Berkley, LLC, of which Mr. Berkley is the sole member.

(7)
Includes 24,000 shares issuable pursuant to stock options granted under our director stock plan and 3,000 stock units granted under our 2003 plan on each of September 20, 2006, 2007 and 2009.

(8)
Information as of Mr. Kopnisky's departure from First Marblehead in August 2008, including acceleration of vesting of restricted stock units.

(9)
Includes 3,195 shares issuable pursuant to restricted stock units vesting within 60 days of July 31, 2009.

(10)
Information as of Mr. Hupalo's departure from First Marblehead in September 2008, including acceleration of vesting of restricted stock units.

(11)
Includes 15,000 shares held by Mr. Tarr's wife.

(12)
Includes 3,125 shares issuable pursuant to restricted stock units vesting within 60 days of July 31, 2009.

(13)
Information as of Ms. Bowen's departure from First Marblehead in September 2008, including acceleration of vesting of restricted stock units.

(14)
Information as of Mr. Johnson's departure from First Marblehead in September 2008, including acceleration of vesting of restricted stock units.

(15)
Includes 2,370,000 shares held by The Roxbury Management Company, LLC. Mr. Anbinder owns four voting units in The Roxbury Management Company, LLC, and the remaining 96 non-voting units are owned by Mr. Anbinder's family members or family trusts. Mr. Anbinder is the sole manager of The Roxbury Management Company, LLC. Reported ownership excludes 127,500 shares held by the Anbinder Family Foundation, for which Mr. Anbinder is one of four trustees.

(16)
Includes 240,000 shares held by Mr. Cameron's wife. Also includes 24,000 shares issuable pursuant to stock options granted to Mr. Cameron under our director stock plan and 3,000 stock units granted under our 2003 plan on each of September 20, 2007 and 2009.

(17)
Mr. Cornell is a Managing Director of Goldman, Sachs & Co. ("Goldman Sachs"). Goldman Sachs is a wholly owned subsidiary of The Goldman Sachs Group, Inc. ("GS Group"). Mr. Cornell disclaims beneficial ownership of the securities beneficially owned by GS Group except to the extent of his pecuniary interest therein, if any.

(18)
Includes 18,000 shares issuable pursuant to options granted to Mr. Drotch under our director stock plan and 3,000 stock units granted under our 2003 plan on each of September 20, 2006 and 2007 and 2009.

(19)
Includes 12,000 shares issuable pursuant to options granted to Mr. Hansen under our director stock plan and 3,000 stock units granted under our 2003 plan on each of September 20, 2006, 2007 and 2009.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. We are required to disclose any late filings of such reports. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during fiscal 2009, the reporting persons complied with all Section 16(a) filing requirements on a timely basis.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding." This means that only one copy of either the notice of Internet availability of proxy materials or our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you call, write or email us at:

      The First Marblehead Corporation
      The Prudential Tower
      800 Boylston Street, 34th Floor
      Boston, Massachusetts 02199
      Attention: Investor Relations
      (800) 895-4283
       info@firstmarblehead.com

        If you would like to receive separate copies of the notice of Internet availability of proxy materials or the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, phone number or email address.

        The board hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By order of the Board of Directors,

Gregory M. Woods Secretary

September 23, 2009

Annex A

THE FIRST MARBLEHEAD CORPORATION

2003 STOCK INCENTIVE PLAN

~~(Amended as of November 14, 2005)~~

Amended and Restated as of November 16, 2009
(Approved by the Board of Directors on September 22, 2009 subject to Stockholder Approval)

1.
Purpose

        The purpose of this 2003 Stock Incentive Plan, as amended and restated (the "Plan"), of The First Marblehead Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.
Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.
Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.
Stock Available for Awards

        (a)    Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to ~~2,700,000~~8,050,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock").1

1
On November 9, 2006, the Board of Directors approved a three-for-two stock split of Common Stock that was effected in the form of a stock dividend. As a result, the number of shares authorized for issuance was increased from 2,700,000 to 4,050,000 shares.

        ~~If any Award~~For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) all shares of Common Stock covered by independent stock appreciation rights ("SARs"), shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled only in cash shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards ~~under the Plan, subject~~; provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code~~. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares~~; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

        (b)    Per-Participant Limit.    Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,200,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.
Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of The First Marblehead Corporation, any of The First Marblehead Corporation's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c)    Exercise Price.    The ~~Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement~~exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (1)
    in cash or by check, payable to the order of the Company;

    (2)
    except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

    (3)
    when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

    (4)
    to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

    (5)
    by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

        (h)   Limitation on Repricing. Unless such action is approved by the Company's stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 8) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.
Restricted Stock

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

        (c)    Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.
Other Stock-Based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights~~.~~ ("Other Stock-Based Awards").

8.
Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

        (b)    Liquidation or Dissolution.    In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

        (c)   Reorganization Events

    (1)
    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

    (2)
    Consequences of a Reorganization Event on Options.    Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

    (3)
    Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

    (4)
    Consequences of a Reorganization Event on Other Awards.    The Board shall specify the effect of a Reorganization Event on any other Award granted under the Plan at the time of the grant of such Award.

9.
General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    ~~The~~Except as otherwise provided in Section 5(h) with respect to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant's rights under the Plan or the change is permitted under Section 8 hereof.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.
Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time~~,~~ provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until ~~such amendment shall have been approved by~~ the Company's stockholders ~~as~~approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the New York Stock Exchange ("NYSE") may be made effective unless and until the Company's stockholders approve such amendment; and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of material revisions to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 8), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company's stockholders approve such amendment. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

        (e)    Authorization of Sub-Plans.    The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing

(i) such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

        (f)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

        (g)    Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Code Section 409A) (the "New Payment Date"), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 3 0 3 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X The First Marblehead Corporation 013LAC 9 2 D V + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Note: The signature(s) on this proxy should correspond exactly with the stockholder’s name as printed above and to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. When signing as attorney, executor, administrator, trustee, guardian, authorized officer or other fiduciary, please give your full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all director nominees and FOR Proposals 2 and 3. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Stephen E. Anbinder 04 - Henry Cornell 07 - William D. Hansen 02 - William R. Berkley 05 - George G. Daly 08 - Daniel Meyers 03 - Dort A. Cameron III 06 - Peter S. Drotch 09 - Peter B. Tarr 1. To elect nine Directors: For Withhold For Withhold For Withhold For Against Abstain 2. To approve the amendment and restatement of The First Marblehead Corporation’s 2003 stock incentive plan. For Against Abstain 3. To ratify the appointment of KPMG LLP as The First Marblehead Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 16, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby revoke(s) all prior proxies and appoint(s) Kenneth Klipper and Peter B. Tarr, and each of them, attorneys of the undersigned (the “proxy holders”), with full power of substitution, for and in the name(s) of the undersigned to (1) attend the 2009 annual meeting of stockholders (the “Meeting”) of The First Marblehead Corporation (the “Company”) to be held at the Harvard Club of New York City, 35 West 44th Street, New York, NY 10036, at 10:00 a.m. (local time), on Monday, November 16, 2009, and any adjourned sessions thereof, and (2) vote all shares of common stock of the Company that the undersigned would be entitled to vote, with all powers the undersigned would possess, if personally present. Each of the following matters is proposed by the Company, and none of the matters is related to or conditioned on the approval of the other matters. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof. If this proxy is properly executed, the shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any of the director nominees or proposals 2 or 3 specified on the reverse side, this proxy will be voted “FOR” each director nominee and “FOR” proposals 2 and 3. Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE Proxy — The First Marblehead Corporation